                           LOAN AND SECURITY AGREEMENT

                            Dated as of June 28, 1996

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                       and

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  AS THE AGENT

                                       and

                       WAXMAN CONSUMER PRODUCTS GROUP INC.

                                       and

                                    WOC INC.

                                AS THE BORROWERS



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
                                TABLE OF CONTENTS

SECTION                                                                  PAGE

ARTICLE 1INTERPRETATION OF THIS AGREEMENT
         1.1         Definitions.............................................1
         1.2         Accounting Terms.......................................26
         1.3         Interpretive Provisions................................27

ARTICLE 2LOANS AND LETTERS OF CREDIT
         2.1         Revolving Loans........................................28
         2.2         Procedure for Borrowing................................29
         2.3         Consumer as Agent for Borrowers........................35
         2.4         Letters of Credit......................................35
         2.5         Term Loans.............................................41

ARTICLE 3INTEREST AND FEES
         3.1         Interest...............................................41
         3.2         Conversion and Continuation Elections..................43
         3.3         Maximum Interest Rate..................................44
         3.4         Closing Fee............................................45
         3.5         Unused Line Fee........................................45
         3.6         Letter of Credit Fee...................................45
         3.7         Audit Fees.............................................46

ARTICLE 4PAYMENTS AND PREPAYMENTS
         4.1         Revolving Loans........................................46
         4.2         Termination of Facility................................46
         4.3         Payments by the Borrowers..............................47
         4.4         Payments as Revolving Loans............................48
         4.5         Apportionment, Application and Reversal
                     of Payments............................................48
         4.6         Indemnity for Returned Payments........................49
         4.7         Agent's and Lenders' Books and Records;
                     Monthly Statements.....................................49
         4.8         Prepayments............................................50

ARTICLE 5TAXES, YIELD PROTECTION AND ILLEGALITY
         5.1         Taxes..................................................50
         5.2         Illegality.............................................51
         5.3         Increased Costs and Reduction of Return................52
         5.4         Funding Losses.........................................52
         5.5         Inability to Determine Rates...........................53
         5.6         Certificates of Lenders................................53
         5.7         Survival...............................................53

ARTICLE 6COLLATERAL
         6.1         Grant of Security Interest.............................54
         6.2         Perfection and Protection of Security Interest.........55
         6.3         Location of Collateral.................................56
         6.4         Title to, Liens on, and Sale and Use of
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
                     Collateral.............................................57
         6.5         Appraisals.............................................57
         6.6         Access and Examination; Confidentiality................57
         6.7         Collateral Reporting...................................59
         6.8         Accounts...............................................59
         6.9         Collection of Accounts; Payments.......................61
         6.10        Inventory; Perpetual Inventory.........................62
         6.11        Intentionally Omitted..................................62
         6.12        Intentionally Omitted..................................62
         6.13        Documents, Instruments, and Chattel Paper..............62
         6.14        Right to Cure..........................................63
         6.15        Power of Attorney......................................63
         6.16        The Agent's and Lenders' Rights, Duties
                     and Liabilities........................................64

ARTICLE 7BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
         7.1         Books and Records......................................64
         7.2         Financial Information..................................65
         7.3         Notices to the Lenders.................................68

ARTICLE 8GENERAL WARRANTIES AND REPRESENTATIONS
         8.1         Authorization, Validity, and Enforceability of
                     this Agreement and the Loan Documents..................70
         8.2         Validity and Priority of Security Interest.............71
         8.3         Organization and Qualification.........................71
         8.4         Corporate Name; Prior Transactions.....................71
         8.5         Subsidiaries and Affiliates............................71
         8.6         Financial Statements and Projections...................71
         8.7         Capitalization.........................................72
         8.8         Solvency...............................................72
         8.9         Debt...................................................72
         8.10        Distributions..........................................72
         8.11        Title to Property......................................73
         8.12        Real Estate; Leases....................................73
         8.13        Proprietary Rights Collateral..........................73
         8.14        Trade Names and Terms of Sale..........................73
         8.15        Litigation.............................................73
         8.16        Restrictive Agreements.................................73
         8.17        Labor Disputes.........................................74
         8.18        Environmental Laws.....................................74
         8.19        No Violation of Law....................................75
         8.20        No Default.............................................75
         8.21        ERISA Compliance.......................................75
         8.22        Taxes..................................................76
         8.23        Regulated Entities.....................................76
         8.24        Use of Proceeds; Margin Regulations....................77
         8.25        Patents, Trademarks and Licenses, etc..................77
         8.26        No Material Adverse Change.............................77
         8.27        Full Disclosure........................................77
         8.28        Material Agreements....................................77
         8.29        Bank Accounts..........................................77

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
         8.30        Indentures.............................................77

ARTICLE 9AFFIRMATIVE AND NEGATIVE COVENANTS
         9.1         Taxes and Other Obligations............................78
         9.2         Corporate Existence and Good Standing..................78
         9.3         Compliance with Law and Agreements;
                     Maintenance of Licenses................................78
         9.4         Maintenance of Property................................79
         9.5         Insurance..............................................79
         9.6         Equipment..............................................80
         9.7         Environmental Laws.....................................80
         9.8         Compliance with ERISA..................................80
         9.9         Mergers, Consolidations or Sales.......................81
         9.10        Capital Change; Restricted Investments.................81
         9.11        Transactions Affecting Collateral or
                     Obligations............................................81
         9.12        Guaranties.............................................81
         9.13        Debt...................................................81
         9.14        Prepayment.............................................81
         9.15        Distributions; Transactions with Affiliates............81
         9.16        Investment Banking and Finder's Fees...................83
         [9.17       Intentionally omitted..................................83
         9.18        Business Conducted.....................................83
         9.19        Liens..................................................84
         9.20        Sale and Leaseback Transactions........................84
         9.21        New Subsidiaries.......................................84
         9.22        Fiscal Year............................................84
         9.23        Capital Expenditures...................................84
         9.24        Operating Lease Obligations............................84
         9.25        EBITDA.................................................85
         9.26        Use of Proceeds........................................85
         9.27        Further Assurances.....................................85

ARTICLE 10CONDITIONS OF LENDING
         10.1        Conditions Precedent to Making of Loans on the
                     Closing Date...........................................85
         10.2        Conditions Precedent to Each Loan......................88

ARTICLE 11DEFAULT; REMEDIES
         11.1        Events of Default......................................89
         11.2        Remedies...............................................92

ARTICLE 12TERM AND TERMINATION
         12.1        Term and Termination...................................93

ARTICLE 13AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
         13.1        No Waivers Cumulative Remedies.........................94
         13.2        Amendments and Waivers.................................94
         13.3        Assignments; Participations............................95
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
ARTICLE 14THE AGENT
         14.1        Appointment and Authorization...........................97
         14.2        Delegation of Duties....................................98
         14.3        Liability of Agent......................................98
         14.4        Reliance by Agent.......................................99
         14.5        Notice of Default.......................................99
         14.6        Credit Decision.........................................99
         14.7        Indemnification........................................100
         14.8        Agent in Individual Capacity...........................101
         14.9        Successor Agent........................................101
         14.10       Withholding Tax........................................101
         14.11       Collateral Matters.....................................103
         14.12       Restrictions on Actions by Lenders;
                     Sharing of Payments....................................104
         14.13       Agency for Perfection..................................105
         14.14       Payments by Agent to Lenders...........................105
         14.15       Concerning the Collateral and the Related Loan
                     Documents..............................................105
         14.16       Field Audit and Examination Reports;
                     Disclaimer by Lenders..................................106

ARTICLE 15MISCELLANEOUS
         15.1        Cumulative Remedies; No Prior Recourse
                     to Collateral..........................................106
         15.2        Severability...........................................107
         15.3        Governing Law; Choice of Forum; Service
                     of Process; Jury Trial Waiver..........................107
         15.4        Waiver of Jury Trial...................................109
         15.5        Survival of Representations and Warranties.............109
         15.6        Other Security and Guaranties..........................109
         15.7        Fees and Expenses......................................110
         15.8        Notices................................................111
         15.9        Waiver of Notices......................................111
         15.10       Binding Effect.........................................112
         15.11       Indemnity of the Agent and the Lenders by
                     the Borrowers..........................................112
         15.12       Final Agreement........................................112
         15.13       Counterparts...........................................113
         15.14       Captions...............................................113
         15.15       Right of Setoff........................................113
         15.16       Joint and Several Liability............................113

                         INDEX OF EXHIBITS AND SCHEDULES
                         -------------------------------
Exhibit A             -    Form of Borrowing Base
Exhibit B             -    Financial Statements
Exhibit B-1           -    Form of Term Notes
Exhibit C             -    Pro Forma Balance Sheet
Exhibit D             -    List of Closing Documents
Exhibit E             -    Notice of Borrowing
Exhibit F             -    Notice of Conversion/Continuation
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
Exhibit G             -    [Form of] Reconciliation of Intercompany
                           Accounts
Exhibit H             -    [Form of] Assignment and Acceptance Agreement

SCHEDULE 1            -    Notice of Assignment and Acceptance



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                           LOAN AND SECURITY AGREEMENT

          Loan and Security Agreement, dated as of June 28, 1996, among the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), and WAXMAN CONSUMER PRODUCTS GROUP INC., a Delaware corporation, ("Borrower") and WOC INC., a Delaware corporation, ("Borrower") each with offices at 24460 Aurora Road, Bedford Heights, Ohio 44146 (collectively, the "Borrowers").

                               W I T N E S S E T H


         WHEREAS, the Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $30,000,000, and a Term Loan of $5,000,000, which extensions of credit the Borrowers will use to repay existing Debt and for their working capital needs and general business purposes;

         WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility and term loan upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrowers hereby agree as follows.


                                    ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT
                        --------------------------------

         1.1  DEFINITIONS.  As used herein:

              "ACCOUNTS" means all of each Borrower's now owned or hereafter acquired or arising accounts, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

              "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

              "ACCRETING RESERVES" means collectively, the Consumer Accreting Reserve and the WOC Accreting Reserve.


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              "ADJUSTED TANGIBLE ASSETS" means as to Consumer or WOC, as applicable, all of such Borrower's assets except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of such Borrower constituting Intercompany Accounts; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

              "ADJUSTED TANGIBLE NET WORTH" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a consolidated balance sheet of Consumer or WOC, as applicable, at such date prepared in accordance with GAAP; less (b) the amount at which such Borrower's consolidated liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto, including Intercompany Accounts owing by Borrowers to Parent, Ultimate Parent or any Affiliate.

              "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

              "AGENT" means BankAmerica Business Credit, Inc., solely in its capacity as agent for the Lenders, and shall include any successor agent.

              "AGENT ADVANCES" has the meaning specified in SECTION 2.2(H).

              "AGENT'S LIENS" means the Liens granted to the Agent, for the ratable benefit of the Lenders, BABC, and Agent pursuant to this Agreement and the other Loan Documents.

              "AGENTRELATED PERSONS" means the Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.


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              "AGREEMENT" means this Loan and Security Agreement.


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              "ANNIVERSARY DATE" means each anniversary of the Closing Date.

              "APPLICABLE REVOLVER MARGIN" means (on a per annum basis)

                  (i) with respect to Base Rate Loans, 1.0%; and

                  (ii) with respect to LIBOR Rate Loans, 2.75%; subject to adjustment in accordance with Section 3.1.

              "APPLICABLE TERM MARGIN" means (on a per annum basis)

                  (i) with respect to Base Rate Loans, 1.25%; and

                  (ii) with respect to LIBOR Rate Loans, 3.00%; subject to adjustment in accordance with Section 3.1.

              "ASSIGNEE" has the meaning specified in SECTION 13.3(A).

              "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in SECTION 13.3(A).

              "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel engaged by the Agent, the reasonable allocated cost of internal legal services of the Agent and all reasonable, documented expenses and disbursements of internal counsel of the Agent.

              "AVAILABILITY" means, as the context may require, in reference to each Borrower's Availability, Availability-WOC, as to WOC, and Availability-Consumer, as to Consumer, or in reference to both Borrowers, Availability-WOC combined with Availability-Consumer.

              "AVAILABILITY-CONSUMER" means, at any time, (a) the lesser of (i) $20,000,000, and (ii) the sum of (A) eight-five percent (85%) of the Net Amount of Consumer's Eligible Accounts; PLUS (B) sixty percent (60%) of the value of Consumer's Eligible Inventory; MINUS (b) the sum of (i) the unpaid balance of Revolving Loans outstanding to Consumer at such time; (ii) the aggregate amount of Pending Revolving Loans requested for the benefit of Consumer at such time;
(iii) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of Consumer; (iv) the aggregate amount of unpaid reimbursement obligations in respect of Letters of Credit issued for the benefit of Consumer,
(v) reserves for accrued interest on the Obligations owing by Consumer, (vi) the Consumer Accreting Reserve; (vii) two-thirds (2/3) of the Pledged Share Reserve, if

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any; and (viii) such other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to Consumer's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of Consumer; PROVIDED that at no time shall the sum of the outstanding Revolving Loans to Consumer based upon the value of Consumer's Eligible Inventory exceed $11,000,000.

              "AVAILABILITY-WOC" means, at any time, (a) the lesser of (i) $10,000,000, and (ii) the sum of (A) eighty-five percent (85%) of the Net Amount of WOC's Eligible Accounts; PLUS (B) sixty percent (60%) of the value of WOC's Eligible Inventory; MINUS (b)the sum of (i) the unpaid balance of Revolving Loans outstanding to WOC at such time, (ii) the aggregate amount of Pending Revolving Loans requested for the benefit of WOC at such time, (iii) the aggregate undrawn amount of all outstanding Letters of Credit issued for the account of WOC, (iv) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit issued for the account of WOC, (v) reserves for accrued interest on the Obligations owing by WOC, (vi) the WOC Accreting Reserve; (vii) one-third (1/3) of the Pledged Share Reserve, if any, and (viii) such other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to WOC's account, including, without limitation, reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of WOC; PROVIDED, that at no time shall the sum of outstanding Revolving Loans to WOC based upon the value of its Eligible Inventory exceed $5,000,000.

              "BABC" means BankAmerica Business Credit, Inc.

              "BABC LOAN" and "BABC LOANS" have the meanings specified in
SECTION 2.2(G).

              "BANK OF AMERICA" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

              "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. section 101 ET SEQ.).

              "BARNETT" means Barnett Inc., a Delaware corporation.

              "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" (the "reference rate" being a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors,

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and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

              "BASE RATE LOAN" means a Revolving Loan during any period in which it bears interest at the Base Rate.

              "BORROWING" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to either Borrower (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

              "BORROWING BASE CERTIFICATE" means a Borrowing Base Certificate in the form of Exhibit A hereto.

              "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in San Francisco, California, are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

              "BUY-BACK OBLIGATIONS" means obligations incurred by either Borrower by which it agrees to purchase from Account Debtors, merchandise supplied by competitors or Inventory supplied by Borrowers to that Account Debtor.

              "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

              "CAPITAL EXPENDITURES" means, all payments due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or offset items or in connection with a Capital Lease.

              "CAPITAL LEASE" means any lease of property by either Borrower which, in accordance with GAAP, is or should be capitalized on such Borrower's balance sheet or for which the


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


amount of the asset and liability thereunder, as if so capitalized, should be disclosed in a footnote to such balance sheet.

              "CHANGE OF CONTROL" means any transaction or occurrence as a result of which (i) any Person or group of Persons, other than Melvin Waxman and Armond Waxman and members of their families or trusts for the benefit of any of the foregoing, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act) of shares of Ultimate Parent sufficient to entitle them elect a majority of the board of directors of Ultimate Parent;(ii) Ultimate Parent owns less than all of the issued and outstanding capital stock of Parent on a fully diluted basis, (iii) Parent owns less than all of the issued and outstanding capital stock of both WOC and Consumer on a fully diluted basis.

              "CLOSING DATE" means the date of this Agreement.

              "CLOSING FEE" has the meaning specified in SECTION 3.4.

              "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

              "COLLATERAL" has the meaning specified in SECTION 6.1.

              "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 13.3, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 13.3, and "COMMITMENTS" means, collectively, the aggregate amount of the commitments of all of the Lenders.

              "CONSUMER" means Waxman Consumer Products Group Inc., a Delaware corporation.

              "CONSUMER ACCRETING RESERVE" means a reserve against Availability
- Consumer which reserve shall initially be $39,683 and shall be increased on the first day of each month by the amount of $39,683, commencing on August 1, 1996.

              "CONSUMER TERM LOAN" means the Term Loan to be provided to Consumer in accordance with Section 2.5 hereof.

              "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste,


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petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

              "CONVERSION OBLIGATIONS" means deductions from Accounts offered by either Borrower under its conversion money programs or similar arrangements to any Account Debtors, whether deductions are currently earned or chargeable by such Account Debtor.

              "CO-OP ADVERTISING" means as to each Borrower its accrued liability for cooperative advertising as set forth on its financial statements prepared in accordance with GAAP, consistently applied.

              "CURRENT ASSETS" means at any date the amount at which the current assets of each Borrower on a consolidated basis (other than assets constituting Intercompany Accounts) would be shown on a balance sheet of such Borrower, prepared in accordance with GAAP.

              "CURRENT LIABILITIES" means at any date the amount at which the current liabilities of each Borrower would be shown on a balance sheet of such Borrower, prepared in accordance with GAAP, but in any event, excluding the Revolving Loans.

              "DEBT" means all liabilities, obligations and indebtedness of each Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, excluding liabilities under operating leases, but including, without in any way limiting the generality of the foregoing: (i) each Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on either Borrower's property, even though such Borrower shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the lesser of (x) the amount of such obligations and liabilities or (y) the book value of such property as would be shown on a balance sheet of the applicable Borrower prepared in accordance with GAAP; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by either Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the lesser of (x) the amount of such obligations and


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


liabilities or (y) the book value of such property as would be shown on a balance sheet of the applicable Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities of either Borrower under Guaranties; and (vii) deferred taxes of either Borrower.

              "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

              "DEFAULTING LENDER" has the meaning specified in SECTION
2.2(F)(II).

              "DEFAULT RATE" means a per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate PLUS (b) three percent (3%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

              "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation.

              "DOL" means the United States Department of Labor or any successor department or agency.

              "DOLLAR" and "$" means dollars in the lawful currency of the United States.

              "EBITDA" means, for any period, without duplication, the total of the following as to Consumer or WOC, as applicable, each calculated for such period: (1) net income determined in accordance with GAAP (expressly including a deduction for corporate charges paid to Parent); PLUS, to the extent included in the calculation of net income, (2) the sum of (a) income and franchise taxes paid or accrued; (b) interest expenses, net of interest income, paid or accrued;
(c) interest paid in kind; (d) amortization and depreciation and (e) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); LESS, to the extent included in the calculation of net income, (3) the sum of (a) the income of any Person (other than wholly-owned Subsidiaries of the applicable Borrower) in which such Borrower or a wholly owned Subsidiary of such Borrower has an ownership interest except to the extent such income is received by such Borrower or such wholly-owned Subsidiary in a cash distribution during such period; (b) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (c) extraordinary or non-recurring gains, but not net of extraordinary or non-recurring losses.

              "ELIGIBLE ACCOUNTS" means all Accounts of each Borrower which the Agent in the exercise of its reasonable commercial discretion determines to be Eligible Accounts. Without limiting the discretion of the Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Agent in its sole discretion elects, include any Account (without duplication):

              (a) either with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

              (b) with respect to which any of the representations, warranties, covenants, and agreements contained in SECTION 6.8 are not or have ceased to be complete and correct or have been breached;

              (c) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

              (d) which represents a progress billing (as hereinafter defined) or as to which the applicable Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the applicable Borrower's completion of any further performance under the contract or agreement;

              (e) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

              (f) if fifty percent (50%) or more of the aggregate dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent;

              (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States or Canada and is not organized under the laws of the United States, Canada or any state or province thereof (collectively "Foreign Account Debtors"); or (ii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; PROVIDED that such an Account shall be an Eligible Account to the extent that it is secured or payable by a letter of credit satisfactory to the Agent in its sole discretion and meets the other criteria for eligibility herein set forth;

              (h) owed by an Account Debtor which is an Affiliate or employee of either Borrower; provided that Accounts owing by Barnett to either Borrower which meet the other criteria for eligibility herein set forth shall be Eligible Accounts in an aggregate amount not to exceed $250,000;

              (i) except as provided in (k) below, as to which either the perfection, enforceability, or validity of the Agent's Lien in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

              (j) which is owed by an Account Debtor to which either Borrower is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights (excluding without duplication those setoff items deducted in the determination of the Net

Amount of Eligible Accounts); or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

              (k) which is owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. section 3727 ET SEQ.), and any other steps necessary to perfect the Agent's Lien therein, have been complied with to the Agent's satisfaction with respect to such Account;

              (l) which is owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected;

              (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

              (n) which is evidenced by a promissory note or other instrument or by chattel paper;

              (o) if Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

              (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such state of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

              (q) arises out of a sale not made in the ordinary course of the applicable Borrower's business;

              (r) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the applicable Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such goods or services; or

              (s) which is not subject to a first priority and perfected security interest in favor of the Agent for the benefit of the Lenders.

         If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Agent in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

              "ELIGIBLE INVENTORY" means Inventory, valued at the lower of cost or market, that constitutes raw materials or first quality finished goods and that (without duplication): (a) is not, in the Agent's reasonable opinion, slow-moving, obsolete or unmerchantable; (b) is not in transit and is located at premises owned by a Borrower or on premises otherwise reasonably acceptable to the Agent, PROVIDED, HOWEVER, that Inventory located on premises leased to a Borrower shall not be Eligible Inventory unless the applicable Borrower shall have delivered to the Agent on the Closing Date or within thirty (30) days thereafter a written waiver, duly executed on behalf of the appropriate landlord and in form and substance acceptable to the Agent, of all Liens which the landlord for such premises may be entitled to assert against such Inventory and provided further, that Inventory located at warehouses shall not be Eligible Inventory unless the book value thereof exceeds $50,000 and the applicable Borrower shall have delivered to the Agent a written bailee letter, duly executed on behalf of the appropriate warehouseman and in form and substance acceptable to the Agent, waiving all Liens which such warehouseman may be entitled to assert against the Inventory and agreeing to hold such Inventory as agent-for-perfection for the Agent; (c) upon which the Agent for the benefit of the Lenders has a first priority perfected security interest; (d) is not spare parts, packaging, shipping and display materials, supplies, bill-and-hold Inventory, returned, obsolete or defective Inventory, or Inventory delivered to the applicable Borrower on consignment; (e) is not Inventory acquired in connection with Buy-Back Obligations; (f) does not constitute "freight-in" charges; (g) that portion of the value of Inventory equal to the profit earned by any Affiliate on sale thereof to either Borrower; (h) does not constitute write-ups in value with respect to currency exchange rates; and (i) the Agent, in the exercise of its reasonable commercial discretion, deems eligible as the basis for Revolving Loans based on such collateral and credit criteria as the Agent may from time to time establish. If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory. For purposes of determining Availability, Eligible Inventory shall be valued at the lower of cost (on a first-in, first-out "FIFO" basis) or market.

              "ENVIRONMENTAL COMPLIANCE RESERVE" means any reserves which the Agent, after the Closing Date, establishes from time to time for amounts that are reasonably likely to be expended by the applicable Borrower in order for such Borrower and its operations and property (a) to comply with any notice from a Governmental Authority asserting material non-compliance with Environmental Laws, or (b) to correct any such material non-compliance identified in a report delivered to the Agent and the Lenders pursuant to SECTION 9.7.

              "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

              "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

              "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (1) any liability under any Environmental Laws, or (2) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

              "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any socalled "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

              "EQUIPMENT" means all of each Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by each Borrower and all of each Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

              "EQUITY PROCEEDS" means proceeds of exercises of warrants issued by Ultimate Parent or issuances of capital stock by Ultimate Parent that are loaned to either Borrower by the Ultimate Parent as Intercompany Accounts after the Closing Date.

              "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with either Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

              "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by either Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by either Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon either Borrower or any ERISA Affiliate.

              "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1.

              "EXCESS CASH FLOW" means, for any period, the greater of (A) zero
(0); or (B) without duplication, the total of the following for Consumer or WOC, as applicable, each calculated for such period: (1) EBITDA; PLUS (2) tax refunds actually received; LESS (3) Capital Expenditures (to the extent actually made in cash and/or due to be made in cash within such period, but in no event more than the amount permitted hereunder); LESS (4) income and franchise taxes paid or accrued excluding any provision for deferred taxes included in the determination of net income; LESS (5) decreases in deferred income taxes resulting from payments of deferred taxes accrued in prior periods; LESS (6) Interest Expenses paid; LESS
(7) scheduled amortization of Indebtedness actually paid in cash and/or due to be paid in cash within such period; plus (8) reductions in Working Capital during that period; or minus (9) increases in Working Capital during that period LESS (10) distributions to, or payments of Intercompany Accounts owing to, Parent, and permitted in accordance with clauses (ii) or (iii) of Section 9.15.

              "EXCHANGE ACT" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.

              "EXCHANGE NOTES" means Parent's 11-_% Senior Notes due 2001.

              "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

              "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

              "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

              "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements attached hereto, or any financial statements required to be given to the Lenders pursuant to this Agreement.

              "FISCAL YEAR" means the Borrowers' fiscal year for financial accounting purposes. The current Fiscal Year of the Borrowers will end on June 30, 1996.

              "FIXED ASSETS" means Equipment and Real Estate of the Borrowers.

              "FIXTURES" means all fixtures as such term is defined in the UCC including trade fixtures, building fixtures and leasehold improvements.

              "FUNDING DATE" means the date on which a Borrowing occurs.

              "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

              "GENERAL INTANGIBLES" means all of each Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of each Borrower of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to each Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which either Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to either Borrower to secure payment by an Account Debtor of any of the Accounts.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "GUARANTY" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

              "INDENTURES" shall mean, collectively, (i) the indenture governing the Parent's 11-_% Senior Notes Due 2001, (ii) the indenture governing the Ultimate Parent's 12-3/4% Deferred Coupon Notes due June 1, 2004, and (iii) the indenture governing the Ultimate Parent's 13-3/4% Senior Subordinated Notes due 1999, as the same may be amended, modified, restated, renewed or extended.

              "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to either Borrower from, which are due from either Borrower to, or which otherwise arise from any transaction by either Borrower with, any Affiliate; provided that either Borrower's obligations on Intercompany Accounts owed to Parent or Ultimate Parent shall be subordinated in right of payment to the Obligations.

              "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by Consumer in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

                     (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                     (ii) any Interest Period pertaining to a LIBOR  Rate
Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                     (iii) no Interest Period for any Revolving Loan shall extend beyond the Termination Date.

              "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 3.1.

              "INVENTORY" means all of each Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

              "INVESTMENT PROPERTY" means all investment property as such term is defined in the UCC as now or hereafter in effect in those states that adopt such definition.

              "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

              "LATEST PROJECTIONS" means: (a) on the Closing Date and thereafter until the Lenders receive new projections pursuant to SECTION 7.2(E), the projections of each Borrower's financial condition, results of operations, and cash flow, for the period commencing on July 1, 1996 and ending on June 30, 1999 and delivered to the Lenders prior to the Closing Date; and (b) thereafter, the projections most recently received by the Lenders pursuant to SECTION 7.2(E).

              "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof.

              "LETTER OF CREDIT" has the meaning specified in SECTION 2.4(A).

              "LETTER OF CREDIT FEE" has the meaning specified in SECTION 3.6.

              "LIBOR INTEREST PAYMENT DATE" means, with respect to a LIBOR Rate Loan, first day of each calendar month during each Interest Period applicable to such loan and the last day of each Interest Period applicable to such Loan.

              "LIBOR INTEREST RATE DETERMINATION DATE" means each date of calculating the LIBOR Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Rate Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Rate Loan.

              "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same

Borrowing, the rate of interest per annum (rounded upward to the next 1/1000th of 1.0%) determined by the Agent as follows:

         LIBOR Rate  =                   LIBOR
                           ------------------------------------
                           1.00 - Eurodollar Reserve Percentage

         Where,

                           "EURODOLLAR RESERVE PERCENTAGE" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1.0%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "LIBOR" means the rate of interest per annum (rounded
                  upward to the next 1/16 of 1%) notified to the Agent by Bank of America as the rate of interest at which dollar deposits in the approximate amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan and having a maturity comparable to such Interest Period would be offered by Bank of America's applicable lending office to major banks in the London eurodollar market at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; but in any event not to exceed the offered rate for deposits in United States Dollars quoted on Telerate page 3750 for a comparable amount and Interest Period at approximately the same time on the same date.

                  "LIBOR RATE LOAN" means a Revolving Loan during any period in which it bears interest at the LIBOR Rate.

                  "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

                  "LOAN ACCOUNT" means the loan account of each Borrower, which account shall be maintained by the Agent.

                  "LOAN DOCUMENTS" means this Agreement, the Patent and Trademark Agreements, the Parent Guaranties, the Pledge Agreement, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

                  "Loans" means the Revolving Loans and Term Loans, collectively.

                  "MAJORITY LENDERS" means, at anytime Lenders whose Pro Rata shares aggregate more than 66-2/3% of the Commitments.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of either Borrower or the Collateral; (b) a material impairment of the ability of either Borrower to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Borrower of any Loan Document to which it is a party.

                  "MAXIMUM REVOLVER AMOUNT" means $30,000,000.

                  "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by either Borrower or any ERISA Affiliate.

                  "NET AMOUNT OF ELIGIBLE ACCOUNTS" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, including without limitation, Buy-Back Obligations, Conversion Obligations and Co-Op Advertising.

                  "NOTICE OF BORROWING" has the meaning specified in SECTION 2.2(A).

                  "NOTICE OF CONVERSION/CONTINUATION" has the meaning specified in SECTION 3.2(B).

                  "OBLIGATIONS" means, without duplication, all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by either Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in either Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, reasonable attorneys' fees, filing fees and any other sums chargeable to either Borrower hereunder or under any of the other Loan Documents. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from either Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit.

                  "OPERATING CASH FLOW" means as to Consumer and WOC on a combined basis, for any fiscal period, of Consumer and WOC EBITDA, the consolidated EBITDA, PLUS decreases in the consolidated Working Capital of Consumer and WOC during such period or MINUS increases in the consolidated Working Capital of Consumer and WOC during such period; MINUS the sum of the following during such period: (i) cash interest expenses, (ii) scheduled principal payments, (iii) Capital Expenditures; and (iv) income taxes.

                  "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                  "PARENT" means Waxman USA Inc., a Delaware corporation.

                  "PARENT GUARANTIES" means (i) the secured Guaranty of even date herewith by Parent in favor of Agent for the benefit of Lenders guarantying payment and performance of the Obligations pertaining to the Term Loan, in form and substance satisfactory to the Agent and (ii) the unsecured Guaranty of even date herewith by Parent in favor of the Agent for the benefit of Lenders guarantying payment and performance of the Obligations pertaining to the Revolving Loan Obligations, in form and substance satisfactory to the Agent.

                  "PARTICIPATING LENDER" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.


                  "PATENT AND TRADEMARK AGREEMENTS" means the Patent Security Agreement and the Trademark Security Agreement, each dated as of the date hereof, executed and delivered by each Borrower to the Agent to evidence and perfect the Agent's security interest in each Borrower's present and future patents, trademarks, and related licenses and rights, for the benefit of the Lenders.

                  "PAYMENT ACCOUNT" means each blocked bank account established pursuant to SECTION 6.9, to which the funds of each Borrower (including, without limitation, proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or such Borrower, as the Agent may determine, on terms acceptable to the Agent.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

                  "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent which have not yet been advanced.

                  "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which each Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                  "PERMITTED LIENS" means:

                           (a) Liens for taxes not delinquent or for statutory
liens for taxes in an amount not to exceed $100,000; provided that the payment of such taxes which are due and payable is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the applicable Borrower's books and records and a stay of enforcement of any such Lien is in effect.

                           (b)  the Agent's Liens;

                           (c) deposits under worker's compensation,
unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens), Liens in favor of customs and revenue authorities to secure customs duties, or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                           (d) Liens securing the claims or demands of
materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, PROVIDED that the payment thereof is not at the time required by
SECTION 9.1;

                           (e) Reservations, exceptions, encroachments,
easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; PROVIDED that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the applicable Borrower's business; and

                           (f) Judgment and other similar Liens arising in
connection with court proceedings, PROVIDED that (A) the existence of such Liens is being contested in good faith and by proper proceedings diligently pursued,
(B) reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (C) a stay of enforcement of any such Liens is in effect, (D) the priority of any such Liens is subordinate to that of the Agent's Liens, and (E) the existence of any judgment or court proceedings upon which such Liens are based does not otherwise constitute an Event of Default under this Agreement.

                  "PERMITTED RENTALS" has the meaning specified in SECTION 9.24.

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which either Borrower sponsors or maintains or to which either Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "PLEDGE AGREEMENT" means the Stock Pledge Agreement by Parent with respect to the Pledged Shares.

                  "PLEDGED SHARE RESERVE" shall have the meaning assigned to that term in Section 2.1(b).

                  "PLEDGED SHARES" means 500,000 shares of the common stock of Barnett.

                  "PREMISES" means the land identified by addresses on SCHEDULE 8.12, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which either Borrower has any interests on the Closing Date.

                  "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments.

                  "PROPRIETARY RIGHTS" means all of each Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks and copyrights set forth on SCHEDULE 8.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                  "REAL ESTATE" means all of the present and future interests of each Borrower, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

                  "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                  "RENTALS" has the meaning specified in SECTION 9.24.

                  "REPORTABLE EVENT" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "REQUIRED LENDERS" means, at any time Lenders whose Pro Rata Shares aggregate more than 35% of the Commitments.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means the chief executive officer or the president of each Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of each Borrower, or any other officer having substantially the same authority and responsibility.

                  "RESTRICTED INVESTMENT" means any acquisition of property by either Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, EXCEPT ACQUISITIONS OF THE FOLLOWING: (a) Equipment to be used in the business of such Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) goods held for sale or lease or to be used by such Borrower in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of such Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (f) commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof;

                  "REVOLVING LOANS" has the meaning specified in SECTION 2.1.

                  "SENIOR SUBORDINATED NOTES" means Ultimate Parent's 13-3/4% Senior Subordinated Notes due 1999, as the same may be amended, modified, restated, renewed or extended.

                  "SOLVENT" means when used with respect to any Person that (a) the fair value of all its assets is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

                  "STATED TERMINATION DATE" means May 31, 1999.

                  "SUBSIDIARY" means any corporation of which more than fifty percent (50.0%) of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by either Borrower and/or one or more of its Subsidiaries.

                  "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Lender's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a Lending Office.

                  "TERMINATION DATE" means the earliest to occur of (i) the Stated Termination Date, (ii) the date the Revolver Facility is terminated either by the Borrowers pursuant to SECTION 4.2 or by the Majority Lenders pursuant to SECTION 11.2, and (iii) the date this Agreement is otherwise terminated for any reason whatsoever.

                  "TERM LOANS" means the Consumer Term Loan and WOC Term Loan in the aggregate initial principal amount of $5,000,000.

                  "TERM NOTES" has the meaning ascribed thereto in Section 2.5.

                  "TRADEMARK LICENSE AGREEMENTS" means the Trademark License Agreements by and among Ultimate Parent, Parent, and the Borrowers dated as of May 20, 1994.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the State of New York or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                  "ULTIMATE PARENT" means Waxman Industries, Inc., a Delaware corporation.

                  "UNUSED LETTER OF CREDIT SUBFACILITY" means, in reference to each Borrower, the Unused Letter of Credit Subfacility-Consumer or the Unused Letter of Credit Subfacility-WOC, as applicable.

                  "UNUSED LETTER OF CREDIT SUBFACILITY-CONSUMER" means an amount equal to $750,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit for Consumer as account party PLUS (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit for Consumer as account party.

                  "UNUSED LETTER OF CREDIT SUBFACILITY - WOC" means an amount equal to $1,250,000 MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit for WOC as account party PLUS b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit for WOC as account party.

                  "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "WOC" means WOC Inc., a Delaware corporation.

                  "WOC ACCRETING RESERVE" means a reserve against Availability - WOC which reserve shall initially be $19,842 and shall be increased on the first day of each month by the amount of $19,842, commencing on August 1, 1996.

                  "WOC TERM LOAN" means the Term Loan provided to WOC in accordance with Section 2.5 hereof.

                  "WORKING CAPITAL" at any date means Current Assets MINUS Current Liabilities.

         1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         1.3 INTERPRETIVE PROVISIONS. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                      (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lender's involvement in their preparation.


                                    ARTICLE 2

                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

         2.1 REVOLVING LOANS. (a) Subject to the satisfaction of the conditions precedent set forth in ARTICLE 10, each Lender severally agrees, upon Consumer's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrowers, in amounts not to exceed (except with respect to BABC Loans) such Lender's Pro Rata Share of each Borrower's Availability. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in SECTION 2.4(F)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of each Borrower's Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or either Borrower's Availability or to be obligated to exceed such limits on any other occasion. If the sum of outstanding Revolving Loans, the aggregate amount of Pending Revolving Loans, the undrawn amount of outstanding Letters of Credit and any unpaid reimbursement obligations in respect of Letters of Credit for either Borrower exceeds that Borrower's Availability, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans to that Borrower as the Lenders determine until such excess has been eliminated.

                  (b) If, as of any date of determination, the aggregate market value of the Pledged Shares falls to an amount less than the product of the outstanding principal balances of the Term Loans multiplied by 1.5, a reserve against Availability will be established in an amount equal to the amount of the short-fall.

                  If the aggregate market value of the Pledged Shares falls to an amount less than the outstanding principal balances of the Term Loans, Agent may, at its election, (i) sell or cause Borrower to sell all of the Pledged Shares and apply the proceeds to the outstanding balances of the Term Loans, or
(ii) establish a reserve against Availability determined by reference to the following formula:

                  Reserve + aggregate market value of Pledged Shares = Term Loan balances x 2.0; but such Reserve shall not exceed the Term Loan balances.

The reserve against Availability described above is herein referred to as the "Pledged Share Reserve" and shall be reduced by an amount equal to the lesser of
(x) $714,300 or (y) the amount of the Accreting Reserves as of any date of determination. If, after the establishment of a Pledged Share Reserve, Availability falls to less than $5,000,000, Agent shall be entitled to sell the Pledged Shares and reverse, in whole or in part, the Pledged Share Reserve to the extent necessary to eliminate that short-fall.

         2.2 PROCEDURE FOR BORROWING. (a) NOTICE OF BORROWING. (1) Each Borrowing shall be made upon Consumer's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (Chicago time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than 11:00 a.m. (Chicago time) on the requested Funding Date, in the case of Base Rate Loans, specifying:

                                    (A) which Borrower is to receive the
             Borrowing;

                                    (B)  the amount of the Borrowing;

                                    (C)  the requested Funding Date, which shall
be a Business Day;

                                    (D)  whether the Revolving Loans requested
are to be Base Rate Loans or LIBOR Rate Loans; and

                                    (E)  the duration of the Interest  Period if
the requested Revolving Loans are to be LIBOR Rate Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three months; provided, however, that with respect to the Borrowings to be made on the Closing Date, such Borrowings will consist of Base Rate Loans only.

                           (2)      After  giving  effect to any  Borrowing,
there may not be more than  three (3) different Interest Periods in effect.

                           (3)      With  respect to any  request for Base Rate
Loans, in lieu of delivering the above-described Notice of Borrowing Consumer may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice but Agent shall be entitled to rely on the telephonic notice in making such Base Rate Loans.

                  (b) RELIANCE UPON AUTHORITY. On or prior to the Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (i) and (ii), Consumer shall deliver to the Agent a writing setting forth (i) the account of the applicable Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this SECTION 2.2, and (ii) the names of the officers of Consumer authorized to request Revolving Loans on behalf of the Borrowers, and shall provide the Agent with a specimen signature of each such officer. The Agent shall be entitled to rely conclusively on such officer's authority to request Revolving Loans on behalf of each Borrower, the proceeds of which are to be transferred to any of the accounts specified by Consumer pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. The Agent shall have no duty to verify the identity of any individual representing himself or herself as one of the officers authorized by the Borrowers to make such requests on their behalf.

                  (c) NO LIABILITY. The Agent shall not incur any liability to either Borrower as a result of acting upon any notice referred to in SECTIONS 2.2(A) and (B), which notice the Agent believes in good faith to have been given by an officer of Consumer duly authorized by each Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this SECTION 2.2, and the crediting of Revolving Loans to the applicable Borrower's deposit account, or transmittal to such Person as an authorized officer shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

                  (d) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 2.2(A) shall be irrevocable and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith.

                  (e) AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to SECTION 2.2(A), the Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.2(F) apply to such requested Borrowing, or (ii) to request BABC to make a BABC Loan pursuant to the terms of SECTION 2.2(G) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if BABC declines in its sole discretion to make a BABC Loan pursuant to SECTION 2.2(G), the Agent shall elect to have the terms of SECTION 2.2(F) apply to such requested Borrowing.

                  (f) MAKING OF REVOLVING LOANS. (i) In the event that the Agent shall elect to have the terms of this SECTION 2.2(F) apply to a requested Borrowing as described in SECTION 2.2(E), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to SECTION 2.2(A), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than noon (Chicago time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, upon satisfaction of the applicable conditions precedent set forth in ARTICLE 10, the Agent shall make the proceeds of such Revolving Loans available to the designated Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the applicable Borrower, as designated in writing by Consumer; PROVIDED, HOWEVER, that the amount of Revolving Loans so made on any date shall in no event exceed the separate Availability of the applicable Borrower on such date.

                  (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the applicable Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the applicable Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the applicable Borrower of such failure to fund and, upon demand by the Agent, the applicable Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Lender ("Defaulting Lender") to make any Loan on any Funding Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Funding Date.

                  (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by either Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. For purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by either Borrower of its duties and obligations hereunder.

                  (g) MAKING OF BABC LOANS. (i) In the event the Agent shall elect, with the consent of BABC, to have the terms of this SECTION 2.2(G) apply to a requested Borrowing as described in SECTION 2.2(E), BABC shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by BABC pursuant to this SECTION 2.2(G) being referred to as a "BABC Loan" and such Revolving Loans being referred to collectively as "BABC Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of that Borrower, designated in writing by Consumer. Each BABC Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon, including all interest paid or accrued with respect thereto, shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request BABC to make any BABC Loan if (i) the Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in ARTICLE 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would exceed the Availability of the applicable
Borrower on such Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 10 have been satisfied or the requested Borrowing would exceed the Availability of the applicable Borrower on the Funding Date therefor, prior to making, in its sole discretion, any BABC Loan. The aggregate outstanding principal balance of the BABC Loans shall not exceed $2,000,000 at any time.

                  (ii) The BABC Loans shall be repayable on the same terms as the other Revolving Loans, shall be secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the other Revolving Loans from time to time.

                  (h) AGENT ADVANCES. (1) Subject to the limitations set forth in the provisos contained in this SECTION 2.2(H), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in
ARTICLE 10 have not been satisfied, to make Revolving Loans to the Borrowers on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in SECTION 15.7 (any of the advances described in this SECTION 2.2(I) being hereinafter referred to as "Agent Advances"); PROVIDED, that the Agent shall not make any Agent Advance to the Borrowers if the amount thereof would exceed the Availability of the applicable Borrower on the Funding Date applicable thereto; and PROVIDED, FURTHER, that the Required Lenders may at any time revoke the Agent's authorization contained in this SECTION 2.2(H) to make Agent Advances, any such revocation to be in writing and to become effective upon the Agent's receipt thereof.

                  (2) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

                  (i) SETTLEMENT. It is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, BABC, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by either Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the BABC Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (1) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, (1) on behalf of BABC, with respect to each outstanding BABC Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to collections received by Agent by notifying the Lenders by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than noon (Chicago time)on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, not later than noon (Chicago time), on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in ARTICLE 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (2) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Revolving Loans.

                  (3) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (2) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

                  (4) Between Settlement Dates, the Agent, to the extent no Agent Advances or BABC Loans are outstanding, may pay over to BABC any payments received by Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Revolving Loans, for application to BABC's Pro Rata Share of the Revolving Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to BABC's Pro Rata Share of the Revolving Loans other than to BABC Loans or Agent Advances, as provided for in the previous sentence, BABC shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, BABC with respect to BABC Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under the Agreement on the actual average daily amount of funds employed by BABC, the Agent and the other Lenders.

                  (j) NOTATION. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                  (k) LENDERS' FAILURE TO PERFORM. All Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (a) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, and (b) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder.

         2.3 CONSUMER AS AGENT FOR BORROWERS. WOC and Consumer agree that Consumer shall serve as agent for both Borrowers with respect to the issuance of Notices of Borrowing and Notices of Conversion/Continuation, selection of interest rates, designation of which Borrower is to receive each Borrowing, the account to which that Borrowing is to be transferred and all other matters requiring action of the Borrowers under Articles 2, 3 and 4. WOC and Consumer further agree that the Responsible Officers of Consumer are authorized to act on behalf of both Borrowers in furtherance of the matters set forth in the preceding sentence.

         2.4  LETTERS OF CREDIT.

                  (a) AGREEMENT TO CAUSE ISSUANCE. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees to take reasonable steps to cause to be issued for the account of each Borrower and to provide credit support or other enhancement in connection with one or more stand-by or documentary letters of credit (each such letter of credit, a "Letter of Credit" and such letters of credit, collectively, the "Letters of Credit") in accordance with this SECTION 2.4 from time to time during the term of this Agreement.

                  (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to take steps to cause to be issued any Letter of Credit for a Borrower at any time: (1) if the maximum undrawn amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility applicable to that Borrower at such time; (2) if the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from that Borrower in connection with the opening thereof exceed the Availability of that Borrower at such time; or (3) which has an expiration date later than the Stated Termination Date or more than twelve (12) months from the date of issuance.

                  (c) OTHER CONDITIONS. In addition to being subject to the satisfaction of the applicable conditions precedent contained in ARTICLE 10, the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent:

                           (1)      The Borrower for which a Letter of Credit is
requested shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer; and

                           (2)      As of the date of issuance,  no order of any
court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

                  (d)      ISSUANCE OF LETTERS OF CREDIT.

                           (1)      REQUEST  FOR  ISSUANCE.  Consumer  shall
give the Agent [three (3)] Business Days' prior written notice, containing the original signature of an authorized officer of the applicable Borrower requesting the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. Consumer shall attach to such notice the proposed form of the Letter of Credit that the Agent is requested to cause to be issued.

                           (2)      RESPONSIBILITIES OF THE AGENT; ISSUANCE.
The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from Consumer pursuant to SECTION 2.4(D)(1), (i) the amount of the applicable Unused Letter of Credit Subfacility and (ii) the Availability of the applicable Borrower as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility and (ii) the issuance of such requested Letter of Credit and all commissions, fees, and charges due from the applicable Borrower in connection with the opening thereof would not exceed the Availability of the applicable Borrower, the Agent shall take reasonable steps to cause such issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                           (3)      NOTICE OF ISSUANCE.  Promptly  after the
issuance of any Letter of Credit, the Agent shall give notice to each Lender of the issuance of such Letter of Credit.

                           (4)      NO  EXTENSIONS  OR  AMENDMENT.  The Agent
shall not be obligated to cause any Letter of Credit to be extended or amended unless the requirements of this SECTION 2.4(D) are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than 30 days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal, provided, that if all of the requirements of this SECTION 3.4 are met and no Event or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

                  (e)      PAYMENTS PURSUANT TO LETTERS OF CREDIT.

                           (1)      PAYMENT OF LETTER OF CREDIT  OBLIGATIONS.
Each Borrower agrees to reimburse the issuer for any draw under any Letter of Credit issued for its benefit immediately upon demand, and to pay the issuer of the Letter of Credit the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which either Borrower may have at any time against such issuer or any other Person.

                           (2)      REVOLVING  LOANS TO SATISFY  REIMBURSEMENT
OBLIGATIONS. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit and the applicable Borrower shall not have repaid such amount to the issuer of such Letter of Credit pursuant to SECTION 2.4(E)(1), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender shall unconditionally pay to the Agent, for the account of such issuer, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 11:00 a.m. (Chicago time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by Consumer on behalf of the applicable Borrower pursuant to SECTION 2.2 as set forth in SECTION 4.7.

                  (f)      PARTICIPATIONS.

                           (1)      PURCHASE OF  PARTICIPATIONS.  Immediately
upon issuance of any Letter of Credit in accordance with SECTION 2.4(D), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of the applicable Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                           (2)      SHARING OF  REIMBURSEMENT  OBLIGATION
PAYMENTS. Whenever the Agent receives a payment from the applicable Borrower on account of reimbursement obligations in respect of a Letter of Credit as to which the Agent has previously received for the account of the issuer thereof payment from a Lender pursuant to SECTION 2.4(E)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the applicable Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 1:00 p.m. (Chicago time) on such Business Day and otherwise on the next succeeding Business Day.

                           (3)      DOCUMENTATION.  Upon the  request of any
Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably by requested by such Lender.

                           (4)      OBLIGATIONS  IRREVOCABLE.  The  obligations
of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit, and the obligations of each Borrower to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including, without limitation, any of the following circumstances:

                                    (i)     any lack of  validity or
enforceability  of this  Agreement  or any of the other Loan Documents;

                                    (ii)    the  existence  of any  claim,
setoff, defense or other right which either Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between either Borrower or any other Person and the beneficiary named in any Letter of Credit);

                                    (iii) any draft,  certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (iv)    the  surrender or  impairment  of
any security for the performance or observance of any of the terms of any of the Loan Documents; or

                                    (v)     the occurrence of any Default or
Event of Default.

                  (g) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of either Borrower received by the Agent with respect to any Letter of Credit (or any guaranty by either Borrower or reimbursement obligation of either Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  (h)  COMPENSATION FOR LETTERS OF CREDIT.

                           (1) LETTER OF CREDIT  FEE.  Each  Borrower  agrees to
pay to the Agent with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, SECTION 3.6.

                           (2)      ISSUER FEES AND CHARGES.  Each  Borrower
shall pay to the issuer of any Letter of Credit, or to the Agent, for the account of the issuer of any such Letter of Credit, solely for such issuer's account, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and canceling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed.

                  (i)      INDEMNIFICATION; EXONERATION.

                           (1)      INDEMNIFICATION.  In addition to amounts
payable as elsewhere provided in this SECTION 2.4, each Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) (collectively, "Damages") which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any credit support or enhancement in connection therewith; provided that Borrowers shall not be obligated to indemnify Agent or any Lender for Damages arising from the gross negligence or willful misconduct of Agent or such Lender, as finally determined by a court of competent jurisdiction.

                           (2)      ASSUMPTION OF RISK BY THE BORROWERS.  As
among the Borrowers, the Lenders, and the Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this SECTION 2.4(I).

                           (3)      EXONERATION.  In  furtherance  and
extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Agent or any Lender under any resulting liability to either Borrower or relieve each Borrower of any of its obligations hereunder to any such Person.

         2.5 TERM LOANS. Each Lender shall, on the Closing Date, make its Pro Rata Share of a term loan to Consumer in the initial principal amount of Three Million Dollars ($3,000,0000 (the "Consumer Term Loan") and a term loan to WOC in the initial principal amount of Two Million Dollars ($2,000,000) (the "WOC Term Loan"). The Term Loans will be repayable in accordance with the terms of the promissory notes (the "Term Notes") authorized, issued and delivered by each Borrower to each Lender (in the amount of its ratable share of each Term Loan) in the form attached as Exhibit B-1 hereto and made a part hereof. On the Stated Termination Date, the unpaid balances of the Term Loans shall be immediately due and payable.


                                    ARTICLE 3

                                INTEREST AND FEES
                                -----------------

         3.1  INTEREST.

                  (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and SECTIONS 3.1(A)(I) or (II), as applicable, but not to exceed the Maximum Rate described in SECTION 3.3. Subject to the provisions of SECTION 3.2, any of the Revolving Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in SECTION 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Revolving Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For all Revolving  Loans which are NOT LIBOR
Rate Loans, at a fluctuating per annum rate equal to the Base Rate plus the Applicable Revolver Margin;

                          (ii) For all Revolving  Loans which are LIBOR
Rate Loans, at a per annum rate equal to the LIBOR Rate PLUS the Applicable Revolver Margin;

                         (iii) For all Term  Loans  which are not LIBOR  Rate
Loans, at fluctuating per annum rate equal to the Base Rate plus the Applicable Term Margin; and

                          (iv) For all Term  Loans  which are LIBOR Rate
Loans, at a per annum rate equal to the LIBOR Rate PLUS the Applicable Term Margin.

                  The Applicable Revolver Margin and the Applicable Term Margin shall be reduced (or following any reduction, increased) by one quarter of one percent (.25%) per annum, prospectively, commencing with the first day of the first calendar month that is more than five (5) days following delivery to the Agent of Borrowers' annual audited or quarterly unaudited Financial Statements for the Fiscal Year ending June 30, 1997 and each fiscal quarter or Fiscal Year thereafter, based on Borrowers' having (or failure to have) combined EBITDA of $7,500,000 or more for the four quarters or the Fiscal Year (as applicable) then ended. The total reduction in the Applicable Revolver Margin and Applicable Term Margin shall not exceed .25% per annum. Following any reduction in interest rates as set forth above, such rates shall be restored to their initial levels if Borrowers do not have combined EBITDA of $7,500,000 or more for the trailing four quarters or Fiscal Year ending as of the last day of any subsequent fiscal quarter or Fiscal Year. No such reduction in interest rates shall be implemented if any Event of Default shall have occurred and be continued.

                  Each change in the Base Rate shall be reflected in the interest rate described in (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Each Borrower agrees to pay to the Agent for the ratable benefit of the Lenders interest on the outstanding Revolving Loans on the first day of each calendar month in the case of Base Rate Loans and on each applicable LIBOR Interest Payment Date in the case of LIBOR Rate Loans.

                  (b) DEFAULT RATE. If any Default or Event of Default occurs and is continuing and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

         3.2 CONVERSION AND CONTINUATION ELECTIONS. (a) Consumer may, upon irrevocable written notice to the Agent in accordance with Subsection 3.2(b):

                           (i) elect,  as of any  Business  Day, in the case of
Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $2,500,000, or that is in an integral multiple of $500,000 in excess thereof) into LIBOR Rate Loans; or

                          (ii) elect,  subject  to SECTION  3.2(B)  below,  as
of the last day of the applicable Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,500,000, or that is in an integral multiple of $500,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate.

                  (b) Consumer shall deliver a Notice of Conversion/ Continuation to be received by the Agent not later than 11:00 a.m. (Chicago time) at least three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Conversion/Continuation
                  Date;

                          (ii) the aggregate amount of Loans to be
                  converted or renewed; and

                         (iii) the type of Loans resulting from the
                  proposed conversion or continuation.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, Consumer has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) During the existence of a Default or Event of Default, Consumer may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than three (3) different Interest Periods in effect.

         3.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then each Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the applicable Borrower such excess.

         3.4 CLOSING FEE. The Borrowers agree to pay the Agent, a closing fee (the "Closing Fee") in the amount and at the time specified in that certain fee letter of even date herewith among the Borrowers and the Agent (the "Fee Letter"). Unless the Agent shall otherwise agree, 1/3 of the Closing Fee shall be paid by WOC and the balance thereof shall be paid by Consumer.

         3.5 UNUSED LINE FEE. The Borrowers agree to pay, on the first day of each month and on the Termination Date, to the Agent, for the ratable account of the Lenders, an unused line fee equal to one-half percent (.50%) per annum on the average daily amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the undrawn amount of all outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent on account of Accounts or as proceeds of other Collateral shall be deemed to be credited to the applicable Borrower's Loan Account immediately upon receipt for purposes of calculating the unused line fee pursuant to this SECTION 3.5. Unless the Agent shall otherwise agree, Consumer shall pay that portion of the unused line fee equal to $20,000,000 LESS the average daily balance of Revolving Loans outstanding to it and undrawn amount of Letters of Credit for its account and WOC shall pay that portion of the unused line fee equal to $10,000,000 LESS the average daily balance of Revolving Loans outstanding to it and the undrawn amount of Letters of Credit for its account, subject in each case to ratable reduction upon any reduction of the Revolving Loan Commitment permitted under SECTION 4.2.

         3.6 LETTER OF CREDIT FEE. Each Borrower agrees to pay to the Agent, for the ratable account of the Lenders, for each Letter of Credit issued for the account of that Borrower, a fee (the "Letter of Credit Fee") equal to two percent (2.0%) per annum of the undrawn amount of each Letter of Credit issued for that Borrower's account at Consumer's request, PLUS all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses could include a "fronting fee" required to be paid by the Agent to such issuer for the assumption of the settlement risk in connection with the issuance of such Letter of Credit. The Letter of Credit Fee shall be payable in advance
(a) upon the issuance of each Letter of Credit for the number of days remaining in the month during which such Letter of Credit was issued and (b) thereafter, monthly, on the first day of each month during which each such Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

         3.7 AUDIT FEES. The Borrowers agree to pay to the Agent, solely for its own account, all costs and fees reasonably incurred by the Agent's internal auditors in connection with audits of the Borrower performed by such auditors during the term of this Agreement; PROVIDED, that so long as no Event of Default shall have occurred and be continuing, the Agent shall not be entitled to reimbursement for any such costs and fees incurred in connection with audits in excess of four (4) per year. So long as any Event of Default shall have occurred and be continuing, each auditor of the Agent shall be billed at a rate of $600 per day PLUS reasonably incurred outofpocket expenses (including travel expenses).


                                    ARTICLE 4

                            PAYMENTS AND PREPAYMENTS
                            ------------------------

         4.1 REVOLVING LOANS. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest and fees thereon, on the Termination Date. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; PROVIDED, HOWEVER, that with respect to any LIBOR Rate Loans prepaid by the Borrowers prior to the expiration date of the Interest Period applicable thereto, the Borrowers agree to pay to the Lenders the amounts described in
SECTION 5.4. In addition, and without limiting the generality of the foregoing, upon demand each Borrower shall pay to the Agent, for the account of the Lenders, the amount, without duplication, by which the sum of outstanding Revolving Loans to that Borrower, the aggregate amount of Pending Revolving Loans requested for that Borrower, the aggregate undrawn amounts of all outstanding Letters of Credit for the account of that Borrower and the amount of all unpaid reimbursement obligations with respect to the Letters of Credit for the account of that Borrower exceeds that Borrower's Availability.

         4.2 TERMINATION OF FACILITY. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' prior written notice to the Agent and the Lenders, upon (a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, (b) the payment of the early termination fee set forth in the next sentence, (c) the payment in full in cash of the Term Loans and all other Obligations together with accrued interest thereon, and (d) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in SECTION 5.4. If this Agreement is terminated at any time prior to the first Anniversary Date, pursuant to SECTION 11.2, the Borrowers shall pay to the Agent, for the account of the Lenders, an early termination fee equal to three (3%) of the sum of the average outstanding principal balance of the Revolving Loans during the thirty
(30) days prior to such prepayment and the principal balance of Term Loans, if prepaid prior to the first Anniversary Date; two (2%) of the foregoing sum, if prepaid on or after the first Anniversary Date and prior to the second Anniversary Date, and one percent (1%) of the foregoing sum, if prepaid on or after the Second Anniversary Date and prior to January 1, 1999; provided that no early termination fee shall be payable if the Revolving Credit Loans are refinanced by Bank of America N.T. & S.A. or any of its Affiliates (other than BABC). Other than in connection with the prepayment in full of all of the Obligations, either Borrower may voluntarily prepay the Term Loan made to it, in whole or in part, without premium or penalty from sources other than (i) Revolving Loan advances or (ii) Operating Cash Flow. Furthermore, upon at least ten days' prior written notice to Agent, Borrowers may reduce the Revolving Loan Commitment by $5,000,000 (ratably between Availability-Consumer and Availability-WOC) without premium or penalty at any time on or after the first Anniversary Date. All mandatory prepayments made pursuant to Section 4.8 shall be made without premium or penalty.

         4.3 PAYMENTS BY THE BORROWERS. (a) All payments to be made by each Borrower shall be made without setoff, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by each Borrower shall be made to the Agent for the account of the Lenders at the Agent's address set forth in
SECTION 15.8, and shall be made in Dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to the Lenders, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to the Lenders until the date repaid.

         4.4 PAYMENTS AS REVOLVING LOANS. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to SECTION 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this SECTION 4.4, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by Consumer pursuant to SECTION 2.2 or a deemed request as provided in this SECTION
4.4. Each Borrower hereby irrevocably authorizes the Agent to charge such Borrower's Loan Account for the purpose of paying interest, principal, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to
SECTION 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including BABC Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Consumer on behalf of Borrowers pursuant to SECTION 2.2. Agent shall endeavor to give Consumer reasonable telephonic notice of charges against either Borrower's Loan Account (other than fees, interest and Letter of Credit and other charges incurred in the ordinary course as reflected on monthly statements provided to Consumer) substantially contemporaneously with the recordation thereof, but the failure to do so shall not invalidate any such charge.

         4.5 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, FIRST, to pay any fees, or expense reimbursements then due to the Agent from either Borrower; SECOND, to pay any fees or expense reimbursements then due to the Lenders from either Borrower; THIRD, to pay interest due in respect of all Revolving Loans, including BABC Loans and Agent Advances; FOURTH, to pay or prepay principal of the BABC Loans and Agent Advances; FIFTH, to pay or prepay principal of the Revolving Loans (other than BABC Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; and SIXTH, to the payment of any other Obligation due to the Agent or any Lender by either Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default is outstanding nor any Lender shall apply any payments which it receives to the principal balance of any LIBOR Rate Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in SECTION 2.2(I). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

         4.6 INDEMNITY FOR RETURNED PAYMENTS. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrowers shall be liable to pay to the Agent, and hereby indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this SECTION
4.6 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 4.6 shall survive the termination of this Agreement.

         4.7 AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to Consumer for the benefit of both Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Absent manifest error, such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in SECTION 4.5 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

         4.8 PREPAYMENTS. (a) Each of Consumer and WOC shall prepay the Loans made to it in an amount equal to fifty percent (50%) of its respective Excess Cash Flow for each Fiscal Year, commencing with Fiscal Year 1997. Each such payment shall be due and payable on the earlier of the date that is five (5) days after delivery or Borrowers' audited annual financial statements to Agent on October 3rd of each year and shall be accompanied by a certificate of each Borrower's Chief Financial Officer setting forth in reasonable detail the calculation of Excess Cash Flow for each Borrower.

                  (b) Except as may be agreed by Agent in writing, each of Consumer and WOC shall prepay the Loans made to it in an amount equal to the proceeds of asset dispositions permitted in accordance with Section 9.9, net of reasonable out-of-pocket costs of sale, the costs of discharging Liens on the assets sold and capital gains, income, transfer and other taxes, if any, arising from such asset disposition.

                  (c) All prepayments hereunder shall be applied by Agent in such manner as it shall determine, but in the absence of a determination to the contrary, in the following order of priority: (i) to accrued expenses reimbursable hereunder, (ii) to accrued interest and fees payable hereunder;
(iii) to the creation of an Excess Cash Flow reserve against Availability and
(iv) to the principal balances of the Term Loans; provided that proceeds of the Pledged Shares shall be applied only to principal, fees, interest, and expenses with respect to the Term Loans.


                                    ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

         5.1 TAXES. (a) Any and all payments by each Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, Borrowers shall pay all Other Taxes.

                  (b) The Borrowers agree, jointly and severally, to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (other than taxes on or measured by net income) (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                  (c) If either Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                            (i) the sum payable  shall be  increased  as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) such Borrower shall make such deductions and
withholdings;

                          (iii) such  Borrower  shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) such  Borrower  shall also pay to each  Lender
or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by either Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                  (e) If either Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

         5.2 ILLEGALITY. (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make LIBOR Rate Loans, then, on notice thereof by the Lender to the Borrowers through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrowers shall, upon their receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon, but without amounts otherwise required under SECTION 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loan. If the Borrowers are required to so prepay any LIBOR Rate Loan, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

         5.3 INCREASED COSTS AND REDUCTION OF RETURN. (a) If any Lender determines that, due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Lender or any corporation controlling the Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Agent, the Borrowers shall pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

         5.4 FUNDING LOSSES. The Borrowers, jointly and severally, shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of the applicable Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                  (b) the failure of the applicable Borrower to borrow, continue or convert a Loan after Consumer has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the prepayment or other payment (including after acceleration thereof) of an LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

         5.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, Consumer may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it, without obligation to pay any amounts otherwise required under Section 5.4. If Consumer does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by Consumer, in the amount specified in the applicable notice submitted by Consumer, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

         5.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and the reasons therefor and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

         5.7 SURVIVAL. The agreements and obligations of the Borrowers in this
Article 5 shall survive the payment of all other Obligations.

                                    ARTICLE 6

                                   COLLATERAL
                                   ----------

         6.1 GRANT OF SECURITY INTEREST. (a) As security for all present and future Obligations, each Borrower hereby grants to the Agent, for the ratable benefit of the Lenders, a continuing security interest in, lien on, and right of setoff against, all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                                 (i)    all Accounts;

                                (ii)    all Inventory;

                               (iii)    all  contract  rights,  letters  of
credit, Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

                                (iv)    all General Intangibles;

                                 (v)    all money,  securities  and other
property of any kind of such Borrower in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                                (vi)    all Equipment;

                               (vii)    all Fixtures;

                              (viii)    all Investment Property;

                                (ix)    all deposit  accounts,  credits and
balances with and other claims against the Agent or any Lender or any of their respective Affiliates or any other financial institution in which such Borrower maintains deposits;

                                 (x)    all books,  records and other  property
related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                                (xi)    all accessions to, substitutions for and
replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing and all other property of the Borrowers in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral."

                  (b) All of the Obligations shall be secured by all of the Collateral, except that the Pledged Shares shall serve solely as Collateral for the Term Loans and interest, fees and expenses with respect thereto. The Agent may, subject to the provisions of ARTICLES 13 and 14, in its sole discretion,
(i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Agent may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Agent's or any Lender's right to take any other action with respect to any other Collateral.

         6.2 PERFECTION AND PROTECTION OF SECURITY INTEREST. (a) Each Borrower shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (i) executing, delivering and/or filing and recording of the Patent and Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transferring Inventory to warehouses designated by the Agent; (v) placing notations on such Borrower's books of account to disclose the Agent's security interest; (vii) delivering to


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


the Agent all letters of credit on which such Borrower is named beneficiary; and
(viii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without either Borrower's signature, one or more financing statements disclosing the Agent's Liens. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or agent, converter or processor of either Borrower, then such Borrower shall notify the Agent thereof and shall use reasonable efforts to obtain a bailee letter from that Person in form and substance satisfactory to the Agent. If at any time any Collateral is located on any operating facility of either Borrower which is not owned by that Borrower, then such Borrower shall, at the request of the Agent, use reasonable efforts to obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                  (c) From time to time, each Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Lenders, the Collateral with respect to that Borrower, but either Borrower's failure to do so shall not affect or limit the Agent's security interest or the Agent's other rights in and to the Collateral with respect to that Borrower. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

         6.3 LOCATION OF COLLATERAL. The Borrowers, jointly and severally, represent and warrant to the Agent and the Lenders that: (a) SCHEDULE 6.3 is a correct and complete list of each Borrower's chief executive office, the location of its books and records, the locations of the Collateral owned by it, and the locations of all of its other places of business; and (b) SCHEDULE 6.3 correctly identifies any of such facilities and locations that are not owned by either Borrower and sets forth the names of the owners and lessors or sublessors of such facilities and locations. Each Borrower covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for that Borrower on SCHEDULE 6.3, (ii) otherwise change or add new locations, or (iii) change the location of its chief executive office from the location


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


identified in SCHEDULE 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith. Without limiting the foregoing, each Borrower represents that all of its Inventory is, and covenants that all of its Inventory will be, located either (a) on premises owned by that Borrower, (b) on premises leased by that Borrower, or (c) in a public warehouse, each as disclosed in writing to Agent. As to each location, Agent for the benefit of Lenders shall have filed state (and, to the extent required, local) UCC-1 financing statements; as to all leased and bailment locations, Borrowers shall use all reasonable efforts to obtain landlord and bailee waivers; as to all bailment locations for which bailee waiver letters have not been obtained, Agent shall have delivered to the bailee a notice of lien under Article 9 of the UCC; and for all leased locations as to which waiver letters have not been obtained within thirty (30) days after the Closing Date, the Inventory at those leased locations shall cease to be Eligible Inventory.

         6.4 TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders t hat: (a) all of the assets of that Borrower are and will continue to be owned by such Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral with respect to such Borrower will not be subject to any prior Lien; (c) such Borrower will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) such Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.
         6.5 APPRAISALS. Whenever an Event of Default exists, each Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of its Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

         6.6 ACCESS AND EXAMINATION; CONFIDENTIALITY. (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times and upon reasonable prior notice (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Borrower's records, files, and books of account and the Collateral, and discuss such Borrower's affairs with such


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


Borrower's officers, employees and management. Each Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for either Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the applicable Borrower' expense, make copies of all of that Borrower's books and records, or require such Borrower to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of each Borrower's respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) Each Borrower agrees that, subject to the Borrowers' prior consent for uses other than in a traditional tombstone, the Agent and each Lender may use the Borrowers' names in advertising and promotional material and in conjunction therewith disclose the general terms of this Agreement. The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all confidential information provided to the Agent or such Lender by or on behalf of the applicable Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers or any of their affiliates, advisors or other representatives, provided that such source is not bound by a confidentiality agreement with, or other obligation of secrecy to, the Borrowers known to the Agent or such Lender or otherwise known by the Agent or such Lender to be prohibited from tranmitting such information to the Agent or any Lender by a contractual, legal or fiduciary obligation; PROVIDED, HOWEVER, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any


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


remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any Affiliate of the Agent or such Lender, or to any Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such affiliate, Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; and (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which either Borrower is party with the Agent or such Lender. In the event that Agent or any of the Lenders receives a request or demand to disclose any confidential information pursuant to clauses (2), (3) or (4), Agent and each Lender agrees to (i) promptly notify Borrowers of such request so that the Borrowers may seek a protective order or other appropriate relief or remedy or waive compliance with the terms of this provision, (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by the Borrowers of the Agents' and Lender's reasonable expenses, cooperate with the Borrowers in their efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrowers so designate.

         6.7 COLLATERAL REPORTING. Each Borrower shall provide the Agent with the following documents at the following times (or more frequently if requested by Agent) in form satisfactory to the Agent: (a) on the third Business Day of each week as of the last Business Day of the preceding week, a Borrowing Base Certificate, including daily invoice registers, cash receipts and credit memo journals for the preceding week; (b) on or prior to the tenth (10th) day of each month as of the last day of preceding month, an aging of each Borrower's Accounts, together with a reconciliation to the previous month's aging of each Borrower's Accounts and to its general ledger; (c) on or prior to the fifteenth
(15th) day of each month as of the last day of preceding month, an aging of the Borrower's accounts payable; (d) on or prior to the twentieth (20th) day of each month, perpetual Inventory reports by location and type, with additional detail showing additions to and deletions from the Inventory; (e) upon request, copies of invoices in connection with each Borrower's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with such Borrower's Accounts and for Inventory acquired by such Borrower, purchase orders and invoices; (f) a statement of the balance of each of the Intercompany Accounts as of the last day of the immediately preceding calendar month; (g) when entered into, contracts giving rise to Buy-Back Obligations or Conversion Obligations; (h) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the


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


foregoing, a certificate of an officer of the Borrower certifying as to the accuracy and completeness of the foregoing. If any of either Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, such Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

         6.8 ACCOUNTS. (a) The Borrowers, jointly and severally, hereby represent and warrant to the Agent and the Lenders, with respect to the Borrowers' Accounts reflected as part of Eligible Accounts in any Borrowing Base Certificate, that except as disclosed in that Borrowing Base Certificate: (i) each such Account represents a BONA FIDE sale or lease and delivery of goods by a Borrower, or rendition of services by a Borrower, in the ordinary course of its business; (ii) each such Account is for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the applicable Borrower; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by a Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of such Borrower described in each invoice will have been performed in each case as described in the applicable invoice..

                  (b) Neither Borrower shall redate any invoice or sale or make sales on extended dating beyond that customary in the Borrowers' business or extend or modify any Account. If either Borrower becomes aware of any matter affecting the collectability of any Account or Account Debtor wherein the adverse effect equals or exceeds $20,000, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Agent.

                  (c) Neither Borrower shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account, except for Accounts which have ceased to be Eligible Accounts and following notice to the Agent. Any such instrument shall be considered as evidence of the Account and not payment thereof and the applicable Borrower will promptly deliver such instrument to the Agent, endorsed by that Borrower to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the endorsement and delivery of any such instrument to Agent,


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


Agent's acceptance thereof shall not constitute payment of the Obligations until such instrument is paid in full.

                  (d) Each Borrower shall notify the Agent promptly of all disputes and claims in excess of $50,000, individually, or $100,000 in the aggregate with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrowers' business when no Event of Default exists hereunder. Each Borrower shall send the Agent a copy of each credit memorandum in excess of $25,000 as soon as issued. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the applicable Borrower's Loan Account with only the net amounts received by the Agent in payment of any Accounts.

                  (e) If an Account Debtor returns any Inventory to either Borrower when no Event of Default exists, then the applicable Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Borrower shall immediately report to the Agent any return involving an amount in excess of $50,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to either Borrower when an Event of Default exists, the applicable Borrower, upon request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory

         6.9 COLLECTION OF ACCOUNTS; PAYMENTS. (a) Until the Agent notifies each Borrower to the contrary, such Borrower shall make collection of all Accounts and other Collateral for the Agent and shall receive all payments as the Agent's trustee. Each Borrower shall establish a lock-box service for collections of its Accounts at a bank acceptable to the Agent and pursuant to documentation satisfactory to the Agent. Each Borrower shall instruct all of its Account Debtors to make all payments directly to the address established for lock-box services. If,


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


notwithstanding such instructions, either Borrower receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account subject to documentation acceptable to Agent, as the Agent may direct. All collections received in any such lock-box or Payment Account or directly by a Borrower or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and shall be swept daily by wire transfers to Agent's collection account. The Agent or the Agent's designee may, at any time, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the applicable Borrower's Loan Account as a Revolving Loan. Each Borrower, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                  (b) If sales of Inventory are made for cash, the applicable Borrower shall immediately deliver to the Agent or deposit into a Payment Account the identical checks, cash, or other forms of payment which such Borrower receives.

                  (c) All payments, including immediately available funds received by the Agent at a bank designated by it, received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property for the benefit of the Lenders and will be credited to the applicable Borrower's Loan Account (conditional upon final collection). Solely for purposes of calculating interest on the Loans, each payment received by the Agent on any Business Day shall be deemed to have been received on the following Business Day.

                  (d) In the event the Borrowers repay all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the applicable Borrower's Loan Account.

         6.10 INVENTORY; PERPETUAL INVENTORY. The Borrowers, jointly and severally, represent and warrant to the Agent and the Lenders and agree with the Agent and the Lenders that all of the Eligible Inventory reflected on any Borrowing Base Certificate will be owned by Borrowers, held for sale in the ordinary course of Borrowers' business, and, except as disclosed on that Borrowing Base Certificate, fit for such purposes. Each Borrower will keep its Eligible Inventory in good and marketable condition, at its


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own expense. Neither Borrower will, without the prior written consent of the
Agent, acquire or accept any Inventory on consignment or approval. Each Borrower agrees that all Inventory produced by it in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. Each Borrower will maintain a perpetual inventory reporting system at all times. Neither Borrower will, without the Agent's written consent, sell any Eligible Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

         6.11 INTENTIONALLY OMITTED.

         6.12 INTENTIONALLY OMITTED.

         6.13 DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. Each Borrower represents and warrants to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the applicable Borrower, free and clear of all Liens other than Permitted Liens. Attached as Schedule
6.13 is a list of instruments and chattel paper held by Borrowers as of the Closing Date.

         6.14 RIGHT TO CURE. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of either Borrower hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which such Borrower fails to pay or do, including, without limitation, payment of any judgment against such Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this SECTION 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the applicable Borrower's Loan Account as a Revolving Loan . Any payment made or other action taken by the Agent under this SECTION 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.


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


         6.15 POWER OF ATTORNEY. Each Borrower hereby appoints the Agent and the Agent's designee as such Borrower's attorney, with power: (a) at any time, to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) so long as an Event of Default shall have occurred and be continuing, to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, (c) at any time to endorse or sign Borrower's name on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and on evidences of Agent's Liens to be filed in public records; (d) so long as an Event of Default shall have occurred and be continuing, to notify the post office authorities, to change the address for delivery of such Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower; (e) at any time, to send requests for verification of Accounts to customers or Account Debtors; (f) at any time, to clear Inventory, the purchase of which was financed with Letters of Credit, through customs in such Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; and (g) so long as an Event of Default shall have occurred and be continuing, to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except acts or omissions constituting gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         6.16 THE AGENT'S AND LENDERS' RIGHTS, DUTIES AND LIABILITIES. As between Agent and Lenders on one hand and Borrowers on the other hand, each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Agent, nor any Lender, nor any of their respective officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrowers' sole risk; provided that Agent shall act in a commercially reasonable manner as to Collateral in its possession. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor


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


shall loss of or damage to the Collateral release either Borrower from any of the Obligations. The Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from either Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the applicable Borrower for its Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and either Borrower.


                                    ARTICLE 7

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
                -------------------------------------------------

         7.1 BOOKS AND RECORDS. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(A). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts;
(b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

         7.2 FINANCIAL INFORMATION. Each Borrower shall promptly furnish to the Agent, sufficient copies for distribution by the Agent to each Lender, all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, each Borrower will furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:


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


                  (a) As soon as available, but in any event not later than forty-five (45) days after the close of each Fiscal Year, preliminary unaudited and statements of income and expense of each Borrower, for such Fiscal Year (which Financial Statements are subject to audit adjustments) and as soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets, and statements of income and expense, cash flow and of stockholders' equity of Ultimate Parent, with unaudited consolidating balance sheets, and statements of income and expense, cash flow and stockholders' equity of each Borrower attached, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrowers and reasonably satisfactory to the Agent. The Borrowers, simultaneously with retaining such independent public accountants to conduct such annual audit, shall obtain a letter from such accountants, with a copy to the Agent and the Lenders, acknowledging that Agent and Lender are entitled to rely on such auditors' certification of the audited financial statements described above.

                  (b) (i) As to the third month of each of the first three fiscal quarters of each Fiscal Year, as soon as available, but in any event not later than thirty (30) days after the end of each such month, preliminary consolidated and consolidating unaudited balance sheets and statements of income and expense for each Borrower for such month and for the period from the beginning of the Fiscal Year to the end of such month (which financial statements are subject to quarterly adjustments), all in reasonable detail, fairly presenting the financial position and results of operation of the Borrowers as of the date thereof and for such periods.

                      (ii) As soon as available, but in any event not later than thirty (30) days after the end of the first two months of each fiscal quarter of each Fiscal Year and not later than forty-five (45) days after the end of the third month of the first three fiscal quarters of each Fiscal Year, consolidated and consolidating unaudited balance sheets of Borrowers, as at the end of such month, and consolidated and consolidating unaudited statements of income and expense and cash flow for the Borrowers, for such month and for the period from the beginning of the Fiscal Year to the end of such month, on a consolidated and


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


consolidating basis, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(A), with adjusting items as to preliminary financial statements for the third month of each fiscal quarter. Together with each delivery of monthly Financial Statements, Borrowers shall deliver to Agent a reconciliation of Intercompany Accounts for each Borrower in the form attached hereto as Exhibit
G. The Borrowers shall certify by a certificate signed by its the chief financial officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, each Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                  (c) With each of the audited Financial Statements delivered pursuant to SECTION 7.2(A), a certificate of the independent certified public accountants that examined such Financial Statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                  (d) With each of the annual audited Financial Statements delivered pursuant to SECTION 7.2(A), and within forty-five (45) days after the end of each fiscal quarter, a certificate of the chief financial officer of each Borrower (i) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in SECTIONS 9.23 through 9.26 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, (B) each Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by such Financial Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrowers have taken or propose to take with respect thereto.

                  (e) No sooner than 60 days and not less than 30 days prior to the beginning of each Fiscal Year commencing with Fiscal Year 1998, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for the Borrowers as at the end of and for each month of such Fiscal Year.

                  (f) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of each Borrower.

                  (g) Promptly upon the filing thereof, copies of all final reports and proxy statements, if any, to, or other final documents filed by Ultimate Parent, Barnett, either Borrower or any of their respective Subsidiaries with, the Securities and Exchange Commission under the Exchange Act, and all default notices received from the holders of any Debt for borrowed money of Ultimate Parent, Parent or either Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (h) As soon as available, but in any event not later than 15 days after either Borrower's receipt thereof, a copy of all management reports and management letters prepared for either Borrower by Arthur Andersen LLP or any other independent certified public accountants of such Borrower.

                  (i) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which Ultimate Parent, Barnett or either Borrower makes available to its stockholders.

                  (j) Promptly after filing with the IRS, a copy of each tax return filed by Ultimate Parent, either Borrower or by any of its Subsidiaries.

                  (k) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.

         7.3 NOTICES TO THE LENDERS. Each Borrower shall notify the Agent, in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default.


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                  (b) Immediately after becoming aware of the assertion by the holder of any capital stock of either Borrower or Subsidiary thereof or the holder of any Debt in an outstanding principal amount in excess of $250,000 that a default exists with respect thereto or that the applicable Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance.

                  (c) Immediately after becoming aware of any material adverse change in either Borrower's or any Subsidiary's property, business, operations, or condition (financial or otherwise).

                  (d) Immediately after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which action, suit, proceeding, counterclaim or investigation seeks damages in excess of $100,000 (which amount shall not be fully covered by insurance), or which may otherwise have a Material Adverse Effect.

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting either Borrower in a manner which could reasonably be expected to have a Material Adverse Effect.

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting either Borrower which could reasonably be expected to have a Material Adverse Effect.

                  (g) Immediately after receipt of any notice of any violation by either Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Affect or that any Governmental Authority has asserted that either Borrower or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating either Borrower's or such Subsidiary's compliance therewith.

                  (h) Immediately after receipt of any written notice that either Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that either Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $100,000.


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


                  (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of either Borrower or any of its Subsidiaries.

                  (j) Any change in either Borrower's name, state of incorporation, or form of organization, trade names or styles under which the applicable Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

                  (k) Within ten (10) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                  (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by either Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either Borrower or any ERISA Affiliate or the PBGC Debt Agreement.

                  (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by either Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability.

                  (n) Within three (3) Business Days upon the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase either Borrower's annual costs with respect thereto by an amount in excess of $100,000 (excluding the 401(k) matched funding program contributions reflected in Borrower's Latest Projections), or the establishment of any new Plan or the commencement of contributions to any Plan to which either


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

Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by either Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

                  (o) Within three (3) Business Days after either Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated;
(ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.
                  Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Borrower, its Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.


                                    ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

         Each Borrower warrants, jointly and severally, and represents to the Agent and the Lenders that except as hereafter disclosed to the Agent in writing:

         8.1 AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. Each Borrower has taken all necessary corporate action (including without limitation, obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with either Borrower's execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrowers are a party, except for those already duly obtained. This Agreement and the other Loan Documents to which the Borrowers are a party have been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms. Each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or


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


constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of such Borrower or any of its Subsidiaries by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) any Requirement of Law applicable to such Borrower or any of its Subsidiaries, or (c) the certificate or articles of incorporation or by-laws of such Borrower or any of its Subsidiaries.

         8.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, securing all the Obligations, and enforceable against each Borrower and all third parties.

         8.3 ORGANIZATION AND QUALIFICATION. Each Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions, including those set forth on SCHEDULE 8.3, where the failure to so qualify would have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

         8.4 CORPORATE NAME; PRIOR TRANSACTIONS. Since its incorporation, neither Borrower has been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

         8.5 SUBSIDIARIES AND AFFILIATES. SCHEDULE 8.5 is a correct and complete list of the name and relationship to each Borrower and Ultimate Parent of each and all of Ultimate Parent's and each Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on SCHEDULE 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

         8.6 FINANCIAL STATEMENTS AND PROJECTIONS. (a) The Borrowers have delivered to the Agent and the Lenders the


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unaudited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrowers as of June 30, 1995, and for the Fiscal Year then ended, accompanied by the report with respect to the consolidated financial statements of Ultimate Parent by the independent certified public accountants, Arthur Andersen LLP. Each Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and changes in financial position for such Borrower as of May 31, 1996. Such financial statements are attached hereto as EXHIBIT B. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Borrowers as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrowers' best estimate of the future financial performance of the Borrower for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions and qualifications set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

         8.7 CAPITALIZATION. Consumer's authorized capital stock consists of 9,000 shares of common stock, par value $.01 per share, of which 100 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by Parent.

                           WOC's  authorized  capital  stock  consists of 9,000
shares of common stock, par value $.01 per share, of which 100 shares are validly issued and outstanding, fully paid and non-assessable and are owned beneficially and of record by Parent.

         8.8 SOLVENCY. Each Borrower is Solvent prior to and after giving effect to the making of the Revolving Loans to be made on the Closing Date and the issuance of the Letters of Credit to be issued on the Closing Date, and shall remain Solvent during the term of this Agreement.

         8.9 DEBT. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrowers and their Subsidiaries have no Debt, except (a) the Obligations, (b) the PBGC Debt, (c) Debt described on SCHEDULE 8.9, and (d) trade payables and other contractual obligations arising in the ordinary course of business.

         8.10 DISTRIBUTIONS. Except as set forth in the Financial Statements delivered to Agent prior to the Closing Date, since June 30, 1995, no Distribution has been declared, paid, or made


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


upon or in respect of any capital stock or other securities of either Borrower or any of its Subsidiaries.

         8.11 TITLE TO PROPERTY. Each Borrower has good, indefeasible, and merchantable title to all of its personal property (including, without limitation, the assets reflected on the April 30, 1996 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

         8.12 REAL ESTATE; LEASES. SCHEDULE 8.12 sets forth a correct and complete list of all Real Estate owned by each Borrower, all leases and subleases of real or personal property by each Borrower as lessee or sublessee (other than leases of personal property as to which such Borrower is lessee or sublessee for which the value of such personal property is less than $100,000 individually or $200,000 in the aggregate), and all leases and subleases of real or personal property by either Borrower as lessor, lessee, sublessor or sublessee. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and to the Borrowers' knowledge no default by any party to any such lease or sublease exists.

         8.13 PROPRIETARY RIGHTS COLLATERAL. SCHEDULE 8.13 sets forth a correct and complete list of all of the Proprietary Rights Collateral. None of the Proprietary Rights Collateral is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 8.13. To the best of each Borrower's knowledge, none of the Proprietary Rights Collateral infringes on or conflicts with any other Person's property, and to the best of each Borrower's knowledge no other Person's property infringes on or conflicts with the Proprietary Rights Collateral. The Proprietary Rights Collateral described on SCHEDULE 8.13 constitute all of the property of such type necessary to the current and anticipated future conduct of each Borrower's business.

         8.14 TRADE NAMES AND TERMS OF SALE. All trade names or styles under which each Borrower or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 8.14.

         8.15 LITIGATION. Except as set forth on SCHEDULE 8.15, there is no pending or (to the best of each Borrowers' knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Governmental Authority, or to the best of Borrowers' knowledge any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

         8.16 RESTRICTIVE AGREEMENTS. Neither Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents to which it is a party and repay the Obligations or which materially and adversely affects or, insofar as either Borrower can reasonably foresee, could materially and adversely affect, the property, business, operations, or condition (financial or otherwise) of either Borrower, or would in any respect cause a Material Adverse Effect.

         8.17 LABOR DISPUTES. Except as set forth on SCHEDULE 8.17, (a) there is no collective bargaining agreement or other labor contract covering employees of either Borrower or any of its Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the best of Borrowers' knowledge no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of either Borrower or for any similar purpose, and
(d) there is no pending or (to the best of either Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting either Borrower or their employees.

         8.18 ENVIRONMENTAL LAWS.  Except as otherwise disclosed on SCHEDULE
8.18:

                  (a) Each Borrower has complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither Borrower nor any of its present Premises or operations, nor to the best of Borrowers' knowledge its past property or operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) Each Borrower has obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and each Borrower is in compliance with all terms and conditions of such permits.

                  (c) Neither Borrower nor, to the best of the Borrowers' knowledge, any of their predecessors in interest, has stored, treated or disposed of any hazardous waste on any


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


Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law.

                  (d) Neither Borrower has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) None of the present or past operations of either Borrower is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) There is not now, nor to the best of each Borrower's knowledge has there ever been on or in the Premises:

                           (1)      any underground storage tanks or surface
impoundments,

                           (2)      any asbestos containing material, or

                           (3)      any  polychlorinated  biphenyls  (PCB's)
used in hydraulic oils, electrical transformers or other equipment.

                  (g) Neither Borrower has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                  (h) Neither Borrower has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on either Borrower with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (i) None of the products manufactured, distributed or sold by either Borrower contain asbestos containing material.

                  (j) No Environmental Lien has attached to any Premises of either Borrower.

         8.19 NO VIOLATION OF LAW. Neither Borrower is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         8.20 NO DEFAULT. Neither Borrower is in default with respect to any note, indenture, loan agreement, mortgage, lease,


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deed, or other agreement to which such Borrower is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

         8.21 ERISA COMPLIANCE.  Except as specifically disclosed in SCHEDULE
8.21:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of either Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower and none of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower and none of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither Borrower and none of their respective ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                  (d) The PBGC Debt Agreement (i) is in full force and effect,
(ii) evidences the comprehensive settlement of all claims, issues or disputes with respect to the Borrowers' Plans, and (iii) is not subject to any pending or, to the knowledge of Borrowers, threatened default, claim or dispute.

         8.22 TAXES. Each Borrower has filed all Federal and other tax returns and reports required to be filed, and have paid all

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Federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable.

         8.23 REGULATED ENTITIES. Neither Borrower, and no Person controlling either Borrower, and none of their respective Subsidiaries, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         8.24 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for working capital purposes. Neither Borrower is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         8.25 PATENTS, TRADEMARKS AND LICENSES, ETC. Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, and to the best of Borrowers' knowledge, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by either Borrower infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or to the best of Borrowers' knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the best of Borrowers' knowledge, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         8.26 NO MATERIAL ADVERSE CHANGE. Except as disclosed to Agent in writing or reflected in the Latest Projections, no Material Adverse Effect has occurred since June 30, 1995.

         8.27 FULL DISCLOSURE. None of the representations or warranties made by Parent, either Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of either Borrower or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein,


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


in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         8.28 MATERIAL AGREEMENTS. Schedule 8.28 hereto sets forth all material agreements and contracts to which each Borrower is a party or is bound as of the date hereof.

         8.29 BANK ACCOUNTS. SCHEDULE 8.29 contains a complete and accurate list of all bank accounts maintained by each Borrower with any bank or other financial institution.

         8.30 INDENTURES. No default or event of default has occurred and is continuing under any of the Indentures and none of Ultimate Parent, Parent or any of its Subsidiaries has any obligation to redeem, prepay or defease any of the Notes issued under any to the Indentures.


                                    ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

                  Each Borrower, jointly and severally, covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

         9.1 TAXES AND OTHER OBLIGATIONS. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, processors, converters, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; PROVIDED, HOWEVER, so long as Borrowers have notified Agent in writing, neither of the Borrowers nor any of their respective Subsidiaries need pay any tax, fee, assessment, or governmental charge, that (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the applicable Borrower or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

         9.2 CORPORATE EXISTENCE AND GOOD STANDING. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such qualification or good standing could reasonably be expected to have a material adverse effect on such Borrower's or such Subsidiary's property, business, operations, prospects, or condition (financial or otherwise).

         9.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. Each Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act). Each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations material to the ownership and conduct of its business as conducted on the Closing Date.

         9.4 MAINTENANCE OF PROPERTY. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

         9.5 INSURANCE. (a) Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, insurers having a rating of at least (A-) or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business (or, if an Event of Default shall have occurred and be continuing, as the Agent, in its discretion, or acting at the direction of the Majority Lenders, shall specify) in amounts, and under policies acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, each Borrower shall also maintain, and shall cause each of its Subsidiaries to maintain, flood insurance, in the event of a designation of the area in which any Real Estate is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.

                  (b) Each Borrower shall cause the Agent, for the ratable benefit of the Lenders, to be named in each such policy as secured party and loss payee or additional insured, in a manner acceptable to the Agent with respect to the Collateral. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the applicable Borrower or any of its Subsidiaries or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrowers when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If either Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                  (c) Each Borrower shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance in excess of $100,000. The Agent is hereby authorized to collect all insurance proceeds directly, and to apply or remit them as follows:

                       (i) With respect to insurance proceeds relating to property other than Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall promptly remit to the applicable Borrower such proceeds.

                      (ii) With respect to insurance proceeds relating to Collateral, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 4.8.

         9.6 EQUIPMENT. Each Borrower shall maintain its Fixed Assets in good operating condition and repair, normal wear and tear excepted. Neither Borrower shall sell, lease or otherwise dispose of its Fixed Assets, except for (i) sales or other dispositions of obsolete or worn-out Equipment or Equipment not necessary for the conduct of the Borrowers' businesses and (ii) sales of other Equipment not to exceed $100,000 in the aggregate in any Fiscal Year.

         9.7 ENVIRONMENTAL LAWS. (a) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                  (b) Without limiting the generality of the foregoing, each Borrower shall submit to the Agent and the Lenders annually, commencing on the first Anniversary Date, and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may request copies of technical reports prepared by each Borrower and its communications with any Governmental Authority to determine whether such Borrower or any of its Subsidiaries is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability.

         9.8 COMPLIANCE WITH ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; (e) comply with each term and condition of the PBGC Debt Agreement and
(f) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         9.9 MERGERS, CONSOLIDATIONS OR SALES. (a) None of the Borrowers or the Borrowers' respective Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except for (i) sales of Inventory in the ordinary course of its business; (ii) sales of Equipment in accordance with
SECTION 9.6; and (iii) such other asset dispositions as may be approved by Agent in writing.
         9.10 CAPITAL CHANGE; RESTRICTED INVESTMENTS. Neither Borrower and none of their respective Subsidiaries shall make any change in its capital structure which could have a Material Adverse Effect or make any Restricted Investment.

         9.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither Borrower and none of their respective Subsidiaries shall enter into any transaction which could have a Material Adverse Effect.

         9.12 GUARANTIES. Neither Borrower and none of their respective Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Agent.

         9.13 DEBT. Neither Borrower and none of their respective Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Pro Forma Balance Sheet attached hereto as EXHIBIT C; (d) accrued expenses incurred in the ordinary course of business; and (e) refinancings of Capital Leases existing as of the Closing Date.

         9.14 PREPAYMENT. Neither Borrower and none of their respective Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with the terms of this Agreement.

         9.15 DISTRIBUTIONS; TRANSACTIONS WITH AFFILIATES. Neither Borrower and none of their respective Subsidiaries shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate; except for the following transactions:

                   (i) each Borrower may make unsecured intercompany loans to the other Borrower; provided that:

                           (a)      no Event of Default shall have occurred and
be continuing or would result after giving effect thereto;

                           (b)      after giving effect to any such intercompany
Loan by WOC, Availability - WOC shall equal or exceed $1,000,000, with all accounts payable and accrued expenses of WOC being paid currently; and

                           (c)      after giving effect to any such intercompany
loan by Consumer, Availability-Consumer shall equal or exceed $2,000,000, with all accounts payable and accrued expenses of Consumer being paid currently.

                  (ii) Borrowers may pay Intercompany Accounts owing to Parent (which Parent may use in part to pay dividends to Ultimate Parent) in an amount not to exceed the following aggregate amount in each of the following respective Fiscal Years and to be used solely for the following purposes: (A) $7,134,000 in Fiscal Year 1997; $6,924,000 in Fiscal Year 1998; and $6,835,000 in Fiscal Year 1999 to pay interest on the Exchange Notes and Senior Subordinated Notes and pension, IRB, lease and life insurance payments owing by Parent or Ultimate Parent; PLUS (B) to the extent deducted in determining the EBITDA of each Borrower for any Fiscal Year, an amount equal to the lesser of (1) actual officers' salaries and overhead expenses incurred by Parent and Ultimate Parent or (2) 3% of Borrowers' combined gross sales for the preceding Fiscal Year; PLUS (C) reimbursement of operating expenses incurred for the direct benefit of Consumer and WOC, but paid or payable by Parent or Ultimate Parent; provided that

                           (a)      No Event of Default shall have occurred and
be continuing or would result after giving effect to payment of any such Intercompany Account; and

                           (b)      on a pro forma basis, giving effect to the
payment of any such Intercompany Account as if it had been paid on the 45th day preceding the proposed payment date therefor, on each day during that 45-day period, Availability - Consumer would have been at least $2,000,000 and Availability - WOC would have been at least $1,000,000 and each Borrower would be Solvent.

             (iii) Borrowers may pay Intercompany Accounts owed to Parent, (which Parent may use in whole or in part to pay dividends to Ultimate Parent) which shall be used solely to redeem or repurchase Notes subject to the Indentures, such payments of Intercompany Accounts not to exceed $10,000,000 in the aggregate during the term hereof, provided that

                           (a)      Such payments shall only be made from and
after March 15, 1997 and on or prior to April 7, 1997;

                           (b)      no Event of Default shall have occurred and
be continuing or would result after giving effect thereto;

                           (c)      For the period commencing on July 1, 1996,
and ending on January 31, 1997, the Borrowers shall have combined EBITDA of at least $3,800,000 and Operating Cash Flow of at least $4,400,000 as evidenced by Borrowers' Financial Statements for that seven month period, delivered to Agent at least ten (10) days prior to March 15, 1997;

                           (d)      on a pro forma basis giving effect to the
payment of any such Intercompany Account as if it had been paid on the 45th day preceding the proposed payment date therefor, on each day during that 45-day period, the Borrowers' combined Availability would have been at least $10,000,000 and each Borrower would be Solvent; and

                            (e)     As of the date of payment of any such
Intercompany Account, Consumer's supply agreement with KMart (existing as of the Closing Date) shall have been renewed on terms which do not have a Material Adverse Effect.

                  (iv) Borrowers may pay Intercompany Accounts owed to Ultimate Parent in an amount equal to Equity Proceeds not previously repaid to Ultimate Parent; provided that

                           (a) such Intercompany Account is paid on or
prior to December 31, 1996; and

                           (b) on a pro forma basis after giving effect to such
payment the criteria set forth in clause (iii)(d) above would be met.

         9.16 INVESTMENT BANKING AND FINDER'S FEES. Neither Borrower and none of their respective Subsidiaries shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Each Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

         [9.17    INTENTIONALLY OMITTED.]

         9.18 BUSINESS CONDUCTED. Neither Borrower and none of their respective Subsidiaries shall engage, directly or indirectly, in any line of business other than the businesses in which they are engaged on the Closing Date.

         9.19 LIENS. Neither Borrower and none of their respective Subsidiaries shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

         9.20 SALE AND LEASEBACK TRANSACTIONS. Neither Borrower and none of their respective Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that either Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.
         9.21 NEW SUBSIDIARIES. Neither Borrower and none of their respective Subsidiaries shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on SCHEDULE 8.5.

         9.22 FISCAL YEAR. The Borrowers shall not change their Fiscal Year without Agent's prior written consent which shall not be unreasonably withheld.

         9.23 CAPITAL EXPENDITURES. Neither Consumer nor WOC shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by that Borrower would exceed the following respective amounts during any corresponding Fiscal Year set forth below:


           FISCAL YEAR ENDED              CONSUMER                WOC
           -----------------              --------                ---

             June 30, 1997                $660,000             $315,000

             June 30, 1998                $660,000             $330,000

             June 30, 1999                $660,000             $330,000

     each Fiscal Year Thereafter.


         9.24 OPERATING LEASE OBLIGATIONS. Neither Borrower shall enter into, or suffer to exist, any lease of real or personal property as lessee or sublessee (other than a Capital Lease), if, after giving effect thereto, the aggregate amount of Rentals (as hereinafter defined) payable by the Borrowers and their Subsidiaries on a consolidated basis in any Fiscal Year in respect of such lease and all other such leases would exceed $3,000,000 (such amount being referred to herein as "Permitted Rentals"). The term "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

         9.25 EBITDA. Consumer and WOC shall comply with the financial covenants set forth on Schedule 9.25 hereto.

         9.26 USE OF PROCEEDS. The Borrowers shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         9.27 FURTHER ASSURANCES. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

         10.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Agent to cause to be issued any Letter of Credit on the Closing Date and the obligation of the Lenders to participate in Letters of Credit issued on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and each
Lender:

                  (a) This Agreement and the other Loan Documents have been executed by each party thereto and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by each Borrower before or on such Closing Date.

                  (b) After making the Revolving Loans on the Closing Date (including such Revolving Loans made to finance the Closing Fee or otherwise pursuant to SECTION 4.7 as reimbursement for fees, costs and expenses then payable under this Agreement) and with all their Debts current, the Borrowers shall have aggregate Availability in an amount no less than $15,120,000

                  (c) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as of the Closing Date as if made on such date.

                  (d) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date.

                  (e) The Agent and the Lenders shall have received such opinions of counsel for the Borrowers as the Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Agent, the Lenders, and their respective counsel, including (i) an opinion of New York counsel that Agent may sell the Pledged Shares under Rule 144, with all holding periods under Rule 144 having expired and without application of volume limitations thereunder; and after October 4, 1996, without violating the "lock-up" provisions of the underwriting agreement among Ultimate Parent, Parent, Barnett and Barnett's underwriters; that the Loans and Loan Documents (other than the Parent Guaranties) do not contravene the Indentures and that Parent may sell Barnett capital stock other than the Pledged Shares owned by it in its sole discretion and apply the proceeds to payment of the Obligations without violating the Indentures or any other Agreement to which it is a party or by which it is bound; (ii) an opinion of Ohio counsel regarding perfection of security interests with respect to Collateral located in that State; and (iii) an opinion of Texas counsel regarding perfection of security interests in that State.

                  (f) The Agent and the Lenders shall have received monthly or quarterly financial projections for Fiscal Year 1996 consistent with the annual financial projections for Fiscal Year 1996.

                  (g) The Agent shall have received:

                           (i)      acknowledgment copies of proper financing
statements, duly filed on or before the Closing Date under the UCC in all jurisdictions that the Agent may deem necessary or desirable in order to perfect the Agent's Lien; and

                           (ii)     duly executed such UCC-3 Termination
Statements and other instruments, in form and substance satisfactory to the Agent, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrowers except Permitted Liens.

                  (h) The Borrowers shall have paid all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                  (i) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by the Agreement.

                  (j) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of each Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and Availability, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (k) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Agent and the Lenders.

                  (l) The Agent and the Lenders shall have received the Borrowers' financial statements as of May 31, 1996 and for the eleven (11) months then ended.

                  (m) The Agent shall have received landlord and mortgagee waivers from landlords and mortgagees and bailee letters from warehousemen, sales representatives (as applicable) with respect to each location (not owned by a Borrower) at which Collateral is located.

                  (n) The Agent shall have received the Parent Guaranties.

                  (o) The Agent shall have received the Pledge Agreement, share certificates evidencing the Pledged Shares, and stock powers endorsed by Parent in blank.

                  (p) The Agent shall have received a pay-off letter from Citibank.

                  (q) The Agent shall have received a Subordination Agreement from Ultimate Parent whereby Ultimate Parent agrees that Intercompany Accounts owed to it by each Borrower are subordinate in right of payment to the Obligations.

                  (r) No claim, action, suit or litigation shall be pending or threatened (i) which is reasonably likely to be determined adversely to either Borrower and which would have a Material Adverse Effect if so determined or (ii) which seeks to enjoin the transactions contemplated hereby.

         The acceptance by either Borrower of any Loans made on the Closing Date shall be deemed to be a representation and warranty made by either Borrower to the effect that all of the conditions precedent to the making of such Loans have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by the a Responsible Officer of each Borrower, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart to this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 10.1 have been fulfilled to the satisfaction of such Lender and (ii) the decision of such Lender to execute and deliver to the Agent an executed counterpart to this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 10.1.

         10.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit and the obligation of the Lenders to participate in Letters of

Credit, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) the following statements shall be true, and the acceptance by either Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i) and (ii), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i)      The representations and warranties contained
in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Agent and the Lenders have been notified by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii)     No event has occurred and is continuing, or
would result from such extension of credit, which constitutes a Default or an Event of Default; and

                  (b) without limiting SECTION 10.1 (b), the amount of the Availability as to each Borrower shall be sufficient to make such Revolving Loans to that Borrower without exceeding that Borrower's Availability, PROVIDED, HOWEVER, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lenders' Pro Rata Share of any BABC Loan or Agent Advance as provided in SECTIONS 2.2(g), (h) and (i).


                                   ARTICLE 11

                                DEFAULT; REMEDIES

         11.1 EVENTS OF DEFAULT. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                  (b) any representation or warranty made by either Borrower in this Agreement or by Ultimate Parent, either Borrower or any of their respective Subsidiaries in any of the other Loan Documents, any Financial Statement, or any certificate furnished by either Borrower or any of its Subsidiaries at any time to the

Agent or any Lender shall prove to be untrue in any material respect as of the date on which made or furnished;

                  (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, including the Schedules hereto, the Secured Guaranty of Parent, the Pledge Agreement or any Loan Document to which either Borrower is a party, or any other agreement entered into at any time to which either Borrower or any Subsidiary thereof and the Agent or any Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;

                  (d) any default shall occur under any of the Indentures or with respect to the Notes issued pursuant thereto or any Debt for borrowed money (other than the Obligations) in an outstanding principal amount which exceeds, in the aggregate for all such Debt with respect to which default shall have occurred, $250,000, or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by either Borrower or any of their respective Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt or indebtedness to accelerate, the maturity of any such Debt; or any such Debt or indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (e) Ultimate Parent, Parent, or either Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

                  (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the debts of Ultimate Parent,

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



Parent or either Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and either (i) such petition, action or proceeding shall not have been dismissed within a period of sixty (60) days after its commencement or (ii) an order for relief against Ultimate Parent, either Borrower or such Subsidiary shall have been entered in such proceeding;

                  (g) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for Ultimate Parent, Parent or either Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of either Borrower and in the case of a warrant of attachment, execution or similar process issued without prior notice to Borrowers or hearing and for an amount not to exceed $250,000, sixty (60) days or more shall have elapsed without the same being discharged, removed or stayed;

                  (h) Ultimate Parent, Parent or either Borrower shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                  (i) all or any material part of the property of Ultimate Parent, Parent or either Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of Ultimate Parent, either Borrower shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (j) any Guaranty of the Obligations shall be disavowed or revoked by the guarantor;

                  (k) one or more judgments or orders for the payment of money aggregating in excess of $250,000, which amount shall not be fully covered by insurance, shall be rendered against either Borrower;

                  (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of either Borrower occurs which (i) materially and adversely affects the property, business, operation, prospects, or condition of the Borrower or any of its Subsidiaries; or (ii) is material in amount and is not adequately covered by insurance;

                  (m) there occurs a Material Adverse Effect;

                  (n) there is filed against either Borrower or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (1) is not dismissed within one hundred twenty (120) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral;

                  (o) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens pursuant to the Loan Documents, this Agreement, the Secured Guaranty of Parent, the Pledge Agreement or any Loan Document to which either Borrower is a party ceases to be in full force and effect, or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (p) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of either Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount in excess of $250,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $250,000; or (iii) either Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount in excess of $200,000.

                  (q) There occurs a Change of Control.


         11.2 REMEDIES. (a) If a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, do one or more of the following at any time or times and in any order, without notice to or demand on either Borrower: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Availability, or reduce one or more of the other elements used in computing one or both Borrowers' Availability; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to arrange for Letters of Credit. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more


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of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on either Borrower: (a) terminate the Commitments and this Agreement; (b) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in SECTIONS 11.1(e), 11.1(g), or 11.1(h), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (c) pursue its other rights and remedies under the Loan Documents and applicable law.

                  (b) If an Event of Default exists: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on either Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or either Borrower shall, upon the Agent's demand, at either Borrower's cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as are commercially reasonable, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, each Borrower agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to a Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to such Borrower's address specified in or pursuant to SECTION 15.8. If any Collateral is sold to third parties on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required;
(b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or


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other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys' fees, and then to the Obligations in whatever order the Agent elects. The Agent will return any excess to the applicable Borrower and each Borrower shall remain liable for any deficiency. To the extent that the foregoing provisions are deemed to apply to the Pledged Shares and conflict with any provisions of the Pledge Agreement, the applicable provisions of the Pledge Agreement shall govern.

                  (c) If an Event of Default occurs, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                                   ARTICLE 12

                              TERM AND TERMINATION

         12.1 TERM AND TERMINATION. The term of this Agreement shall end and the Term Loans shall be due and payable on the Stated Termination Date, unless earlier terminated. The Agent upon direction from the Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason in accordance herewith, all Obligations (including, without limitation, all unpaid principal of, accrued interest on and prepayment fees, if any, with respect to the Revolving Loans and Term Loans) shall become immediately due and payable and all Letter of Credit Obligations shall be terminated or discharged. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, each Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the Agent's Liens in and all rights and remedies with respect to all Collateral).


                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         13.1 NO WAIVERS CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among either Borrower and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         13.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by either Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Lender;

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lender or any of them to take any action hereunder;

                  (e)  increase the advance rates with respect to Revolving
Loans;

                  (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

                  (g)  release Collateral other than as permitted by SECTION
14.12;


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

                  (h) change the definitions of "Majority Lenders" or "Required Lenders."

and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

         13.3     ASSIGNMENTS; PARTICIPATIONS.

                  (a) Any Lender may, with the written consent of the Agent and with the consent of Consumer which shall not be unreasonably withheld or delayed, assign and delegate to one or more assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; PROVIDED HOWEVER, that BABC shall retain at least 35% of the total Commitments; PROVIDED, FURTHER, that each Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to each Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to each Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT H ("ASSIGNMENT AND ACCEPTANCE") and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500. Notwithstanding the foregoing, no consent of either Borrower shall be required to the assignment of any Lender's Loans and Commitments and BABC need not retain 35% of the total Commitments (i) in the case of an assignment that occurs while an Event of Default is continuing or (ii) in the case of an assignment that is part of the sale of all or a substantial part of the assigning Lender's asset-based loan portfolio.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in credit support or other enhancement for Letters of Credit hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan

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


Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of either Borrower or the performance or observance by either Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

                  (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of either Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the

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other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations,
(iii) each Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.


                                   ARTICLE 14

                                    THE AGENT

                  The provisions of this Article 14, except for Section 14.9, are intended solely to govern the relationship between the Agent and the Lenders and shall not affect the rights or obligations of either Borrower hereunder.

         14.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as

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such on the express conditions contained in this ARTICLE 14. The provisions of this ARTICLE 14 are solely for the benefit of the Agent and the Lenders and neither Borrower shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Availability, (b) the making of Agent Advances pursuant to SECTION 2.2(h), and
(c) the exercise of remedies pursuant to SECTION 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         14.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneysinfact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorneyinfact that it selects as long as such selection was made without gross negligence or willful misconduct.

         14.3 LIABILITY OF AGENT. None of the AgentRelated Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by either Borrower or any Subsidiary or Affiliate of either Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of either Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No AgentRelated Person shall be under any obligation to any Lender to ascertain or to inquire as to the

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observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of each Borrower or any of either Borrowers' Subsidiaries.

         14.4 RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in SECTION 10.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         14.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with
SECTION 11; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from


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taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         14.6 CREDIT DECISION. Each Lender acknowledges that none of the AgentRelated Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of either Borrower or its respective Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their respective Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of any of the AgentRelated Persons.

         14.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the AgentRelated Persons (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the AgentRelated Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or outofpocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or

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responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         14.8 AGENT IN INDIVIDUAL CAPACITY. BABC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with either Borrower and its Subsidiaries and Affiliates as though BABC were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its Affiliates may receive information regarding the Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include BABC in its individual capacity.

         14.9 SUCCESSOR AGENT. The Agent may resign as Agent upon at least 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

         14.10 WITHHOLDING TAX. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S.


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



withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender claims an exemption  from, or a
reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under
this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W9; and

                            (iii) such other form or forms as may be required
under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of either Borrower to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of either Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of either Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such

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reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         14.11 COLLATERAL MATTERS.

                  (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Loans and reimbursement obligations in respect of Letters of Credit, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if a Borrower certifies to the Agent that the sale or disposition is made in compliance with
SECTION 9.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which neither Borrower owned an interest at the time the Lien was granted or at any time thereafter; or
(iv) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Majority Lenders; PROVIDED that the Agent may not release the Agent's Liens on Collateral valued in the aggregate in excess of $1,000,000 without the prior written authorization of all of the Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this SECTION 14.12.


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



                  (b) Upon receipt by the Agent of any authorization required pursuant to SECTION 14.12(a) from the Majority Lenders or Lenders, as applicable, of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the applicable Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of each Borrower in respect of) all interests retained by the Borrowers, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                  (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         14.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS. (a) Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent, set off against the Obligations, any amounts owing by such Lender to either Borrower or any accounts of either Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, the purpose of which is, or could be, to give such


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


Lender any preference or priority against the other Lenders with respect to the Collateral.

                  (b) Subject to SECTION 4.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of either Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         14.13 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         14.14 PAYMENTS BY AGENT TO LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to:

if to BABC:                         Bank of America Illinois
                                    Chicago, Illinois
                                    ABA No. 071000039
                                    Reference: BankAmerica Business
                                               Credit Inc./Waxman
                                    Account No. 7109539


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


or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, or otherwise.

         14.15 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Lenders. Each Lender agrees that any action taken by the Agent or Majority Lenders in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

         14.16 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither BABC nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or other party performing any audit or examination will inspect only specific information regarding each Borrower and will rely significantly upon each Borrower's books and records, as well as on representations of each Borrower's personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make

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


to either Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of such Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation attorney costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.


                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 CUMULATIVE REMEDIES; NO PRIOR RECOURSE TO COLLATERAL. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against the Borrowers to collect the Obligations without any prior recourse to the Collateral. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         15.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         15.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

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



                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, THE AGENT AND THE LENDERS CONSENT, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH BORROWER, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING:
(1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST EITHER BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO EACH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

                  (d) NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OR EITHER PARTY HERETO BE DETERMINED BY ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy


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


or claim to arbitration if any other party contests such action for judicial relief.

                  (e) Notwithstanding the provisions of (d) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Lender which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in this SECTION 15.3(e).

                  (f) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in SECTION 15.3(d) and (e) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

                  (g) No provision of Sections (d) through (g) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

         15.4 WAIVER OF JURY TRIAL. (a) SUBJECT TO THE PROVISIONS OF SECTION 15.3(d), EACH BORROWER, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS

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AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS
WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (b) EACH BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST AGENT OR ANY LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         15.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         15.6 OTHER SECURITY AND GUARANTIES. The Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         15.7 FEES AND EXPENSES. The Borrowers, jointly and severally, agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements which shall include the reasonable allocated costs of Agent's in-house counsel fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of the transactions contemplated by this Agreement); (e) sums paid or incurred to pay any amount or take any action required of either Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including,


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without limitation, travel, lodging, and meals for inspections of the Collateral and each Borrower's operations by the Agent plus, so long as an Event of Default shall have occurred and be continuing, the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $600 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including attorneys' and paralegals' fees and disbursements which shall include the reasonable allocated cost of Agent's in-house counsel fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters), other than claims arising from the Agent's or such Lender's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by either Borrower. All of the foregoing costs and expenses shall be charged to the applicable Borrower's Loan Account as Revolving Loans as described in SECTION 4.7.

         15.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to BABC:

         BankAmerica Business Credit, Inc.
         55 West Monroe Street
         Suite 3600
         Chicago, Illinois 60603
         Attention: Portfolio Administrator
         Telecopy No. (312) 553-7334


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


         with copies to:

         Bank of America NT & SA
         10124 Old Grove Road
         San Diego, California  92131
         Attention: Legal Department
         Telecopy No. (619) 549-7518

If to either Borrower:              Waxman Consumer Products Group Inc.
                                    c/o Waxman Industries Inc.
                                    24460 Aurora Road
                                    Bedford Heights, Ohio  44146
                                    Attention:  Chief Financial Officer
                                    Telecopy No. (216) 439-8678

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         15.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Agent or any Lender may elect to give shall entitle either Borrower to any or further notice or demand in the same, similar or other circumstances.

         15.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by either Borrower without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         15.11 INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWERS. The Borrowers agree, jointly and severally, to defend indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneysinfact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of


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any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting from the willful misconduct of such Indemnified Person, as finally determined by a court of competent jurisdiction. The agreements in this Section shall survive payment of all other Obligations.

         15.12 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Agent and the requisite Lenders.

         15.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and the Borrowers in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         15.14 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         15.15 RIGHT OF SETOFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of either Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such setoff and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application.

         15.16 JOINT AND SEVERAL LIABILITY. Each Borrower unconditionally guarantees the payment in full and performance of the other Borrower's Obligations hereunder. Each Borrower shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to the other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of that Borrower.

                  Each Borrower's Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations of the other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of the other Borrower, (ii) the absence of any attempt to collect the Obligations from the other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same,
(iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent and/or any Lender with respect to any provision of any instrument evidencing the Obligations of the other Borrower, or any part thereof, or any other agreement now or hereafter executed by the other Borrower and delivered to the Agent and/or any Lender, (iv) the failure by the Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of the other Borrower, (v) the Agent's and/or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by the other Borrower, as debtor-in-possession under Section 364 of the

Bankruptcy Code, (vii) the disallowance of all or any portion of the Agent's and/or any Lender's claim(s) for the repayment of the Obligations of the other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of the other Borrower. With respect to each Borrower's Obligations arising as a result of the joint and several liability of that Borrower hereunder with respect to Loans or other extensions of credit made to the other Borrower hereunder, each Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation and any remedy which the Agent and/or any Lender now has or may hereafter have against the other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent and/or any Lender to secure payment of the Obligations or any other liability of the other Borrower to the Agent and/or any Lender.

                  Upon any Event of Default, the Agent may proceed directly and at once, without notice, against either or both Borrowers to collect and recover the full amount, or any portion of the Obligations, without first proceeding against the other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of that Borrower or against or in payment of any or all of the Obligations.

                  The Obligations of each Borrower under this Section 15.16 (the Guarantor-Borrower) with respect to Loans and interest, fees, and expenses with respect thereto which were advanced to or incurred by the other Borrower (and were not reloaned to the Guarantor-Borrower) shall be limited to an amount equal to the maximum amount of the claim which could be recovered from the Guarantor-Borrower under this Section 15.16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any similar state statute or common law.





                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                     WAXMAN CONSUMER PRODUCTS GROUP INC.



                                       By
                                         --------------------------------
                                       Title:


                                     WOC INC.



                                       By
                                         --------------------------------
                                       Title:



                                    "AGENT"

                                      BankAmerica Business Credit, Inc.,
                                      as the Agent


                                      By
                                        ---------------------------------
                                        ----------------   , Vice President



                                    "LENDERS"
Revolving Loan
Commitment:    $30,000,000            BankAmerica Business Credit, Inc.,
                                      as a Lender
Term Loan
Commitment:    $5,000,000
                                      By
                                        ---------------------------------
                                        ----------------   ,Vice President

STOCK PLEDGE AGREEMENT
----------------------

STOCK PLEDGE AGREEMENT, dated as of June 28, 1996, (as it may be amended, modified or supplemented from time to time, this "AGREEMENT") between WAXMAN USA, INC., a Delaware corporation ("PLEDGOR"), and BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent, for its benefit and the ratable benefit of Lenders (in such capacity, "AGENT").

W I T N E S S E T H:
- - - - - - - - - -

WHEREAS, Pledgor is the legal and beneficial owner of 500,000 shares of the issued and outstanding common stock ($.01 par value per share) more fully described in SCHEDULE I hereto (the "PLEDGED SHARES") issued by Barnett Inc., a Delaware corporation; and

WHEREAS, Agent and the Persons from time to time designated as lenders therein ("Lenders") have entered into that certain Loan and Security Agreement dated as of June 28, 1996 (as amended, supplemented, restated or otherwise modified from time to time, the "LOAN AGREEMENT") with Waxman Consumer Products Group Inc. and WOC Inc. ("Borrowers"); and

WHEREAS, Pledgor has executed the Secured Guaranty in favor of Agent, for its benefit and the ratable benefit of Lenders, whereby Pledgor guarantees payment of all Term Loan Obligations of Borrowers under the Loan Agreement (the "SECURED GUARANTY"); and

WHEREAS, in connection with the making of the Term Loans under the Loan Agreement and as security for the obligations of Pledgor under the Secured Guaranty, Lenders and Agent are requiring that Pledgor shall have executed and delivered this Agreement and granted the security interests contemplated hereby.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce Lenders to make the Term Loans under the Loan Agreement, it is agreed as follows:

1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

"Bankruptcy Code" shall mean Title 11, United States Code, as amended from time to time, and any successor statute thereto.

"Event of Default" shall mean any of the events described under SECTION 7.

"Pledged Collateral" shall have the meaning assigned to such term in SECTION 2 hereof.

"Section" means a numbered section of this Agreement, unless another document is specifically referenced.

"Secured Obligations" means the principal amount of the Term Loans under the Loan Agreement and Term Term Notes issued pursuant thereto and all interest, fees, and expenses accrued or incurred with respect thereto, including a ratable share of expenses incurred with respect to the Loans generally.

2. PLEDGE. To secure payment of the Secured Obligations, Pledgor hereby grants to Agent, for its benefit and the ratable benefit of Lenders, a first Lien on all of the right, title and interest of Pledgor in and to all of the following (collectively, the "PLEDGED COLLATERAL"):

(i) the Pledged Shares and the certificates or other instruments or securities representing the Pledged Shares, and all dividends, distributions, cash, instruments and other right or property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Shares and any right to receive stock and any right to receive earnings in respect of the Pledged Shares, in which Pledgor now has or hereafter acquires any right, issued by an issuer of Pledged Shares; and

(ii) all additional shares of stock of the issuer of the Pledged Shares from time to time acquired by Pledgor (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares, from time to time received or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares, whether by way of stock dividend, stock split or otherwise (collectively, the "STOCK RIGHTS").

This Agreement shall constitute an obligation of the Pledgor independent of the Secured Guaranty and shall remain in effect so long as the Secured Obligations are outstanding and regardless of whether the Secured Guaranty remains in effect.

3. DELIVERY OF PLEDGED COLLATERAL. All certificates representing or evidencing the Pledged Shares shall be delivered to and held by or on behalf of Agent, for its benefit and the ratable benefit of Lenders, pursuant hereto and shall be accompanied by endorsements or instruments of transfer or assignment, as applicable, duly executed in blank, all in form and substance satisfactory to Agent. Agent shall have the right at anytime to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

4. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Agent and Lenders that:

(a) Pledgor is, and at the time of delivery of the Pledged Shares to Agent pursuant to SECTION 3 will be, the sole holder of record and the sole beneficial owner of the Pledged Shares.

(b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable.

(c) Pledgor has the power and requisite authority and legal right to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent, for its benefit and the ratable benefit of Lenders, as provided herein.

(d) None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

(e) There are no existing options, warrants, calls or commitments of any character whatsoever relating to the Pledged Shares.

(f) No consent, approval, authorization or other order of any Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) except under the "lock-up" provisions of the underwriting agreement dated March 29, 1996, among Ultimate Parent, Pledgor, Barnett and Alex Brown & Sons, Incorporated and William Blair & Company, for the exercise by Agent, for its benefit and the ratable benefit of Lenders, of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required under federal and state securities laws, including the Securities Act of 1933, as amended (the "Act").

(g) The pledge, assignment and delivery of the Pledged Shares pursuant to this Agreement creates a valid first priority Lien which is enforceable against Pledgor in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations, subject to no other Lien.

(h) This Agreement has been duly authorized, executed and delivered by Pledgor by proper corporate proceedings and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms.

(i) The Pledged Shares qualify for sale under Rule 144 of the Act and all requisite holding periods under Rule 144 have elapsed.

(j) Neither the execution and delivery by Pledgor of this Agreement, the creation and perfection of the security interest in the Pledged Collateral granted hereunder, nor compliance with the terms and provisions hereof violate or will violate any law, rule, regulation (including without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree or award binding on Pledgor or Pledgor's certificate of incorporation or by-laws or the provisions of any indenture, mortgage, lease, instrument, undertaking or agreement to which Pledgor is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement except as contemplated by this Agreement.

(k) No Event of Default or Default exists.

The representations and warranties set forth in this SECTION 4 shall survive the execution and delivery of this Agreement.

5. COVENANTS. Pledgor covenants and agrees that until the Termination Date:

(a) Pledgor will not sell, assign, transfer or otherwise dispose of or grant any option with respect thereto or pledge, or otherwise encumber any of its rights in or to the Pledged Collateral pledged by Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien in any of the foregoing.

(b) Pledgor will, at its expense, promptly execute, acknowledge and deliver all such instruments and take all such action as Agent from time to time may reasonably request in order to ensure to Agent and Lenders the benefits of the Lien in the Pledged Collateral intended to be created by this Agreement, including the filing of any necessary Code financing statements, which may be filed by Agent with or without the signature of Pledgor, and will cooperate with Agent, at Pledgor's expense, in obtaining all necessary approvals and making all necessary filings under federal or state law in connection with such Lien or any sale or transfer of the Pledged Collateral.

(c) Pledgor has and will defend the title to the Pledged Collateral and the Lien of Agent, for its benefit and the ratable benefit of Lenders, thereon against the claim of any Person and will maintain and preserve such Lien until the Secured Obligations are paid in full.

(d) Pledgor will, upon obtaining any stock certificate, instrument or other document evidencing or constituting Pledged Collateral accept as the agent for Agent and hold in trust for Agent, for its benefit and the ratable benefit of Lenders, any such certificate, instrument or document and immediately thereafter deliver the same to Agent including, without limitation any additional Pledged Shares in suitable form for transfer by delivery and accompanied by appropriate stock powers duly executed in blank, all in form and substance satisfactory to Agent.

(e) Pledgor will pay when due all taxes, assessments and governmental charges and levies upon the Pledged Collateral, except those being contested in good faith by the appropriate proceedings.

(f) Pledgor will give prompt notice in writing to Agent of the occurrence of any Event of Default or Default.

6. PLEDGOR'S RIGHTS. As long as no Event of Default has occurred and is continuing:

(a) Pledgor shall have the right, from time to time, to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Agreement, the Loan Agreement, and any other Loan Document; PROVIDED, HOWEVER, Pledgor shall not, without the prior written consent of Agent, cast any vote, give any consent or take any action, which would have the effect of impairing the position or interest of Agent or Lenders in respect of the Pledged Collateral or which would authorize or effect (except as and to the extent expressly permitted by the Loan Agreement) (i) the dissolution or liquidation, in whole or in part, of the issuer of Pledged Shares, (ii) the consolidation or merger of the issuer of Pledged Shares with the other Person,
(iii) the sale, disposition or encumbrance of all or substantially all of the assets of the issuer of Pledged Shares, (iv) any change in the authorized number of shares, the stated capital or the authorized share capital of the issuer of Pledged Shares or the issuance of any additional shares of the issuer, or (v) the alteration of the voting rights with respect to the capital stock of the issuer.

(b) (i) Pledgor shall be entitled, from time to time, to collect and receive for its own use all cash dividends paid in respect of the Pledged Shares to the extent not in violation of the Loan Agreement other than any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral; PROVIDED, HOWEVER, that until actually paid all rights to such distributions shall remain subject to the Lien created by this Agreement; and

(ii) all dividends (other than such cash dividends as are permitted to be paid to Pledgor in accordance with Section 6(b)(i)) and all other distributions in respect of any of the Pledged Shares of Pledgor, whenever paid or made, shall be delivered to Agent to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of Agent, for its benefit and the ratable benefit of Lenders, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

7. DEFAULTS AND REMEDIES. (a) The occurrence of any one or more of the following events shall constitute an Event of Default:

(i) any representation or warranty made in writing by Pledgor to Lenders or Agent under or in connection with this Agreement shall be false as of the date on which made.

(ii) the material breach by Pledgor of any of the terms or provisions of SECTIONS 5 OR 6.

(iii) the material breach by Pledgor (other than a breach which constitutes an Event of Default under (i) or (ii) above) of any of the terms or provisions of this Agreement, which is not remedied within 30 days after written notice from Agent.

(iv) Agent shall not have a first perfected Lien on all or any portion of the Pledged Collateral (except as a result of Agent's failure to maintain possession of the share certificate evidencing the Pledged Shares), other than ordinary cash dividends which Pledgor is entitled to retain pursuant to SECTION 6.

(v) the occurrence of any "Event of Default" under, and as defined in, the Loan Agreement.

(b) Upon the occurrence and during continuance of an Event of Default, Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a stockholder with respect thereto, to collect and receive all cash dividends and other distributions made thereon. In addition, (i) upon the occurrence and during the continuance of an Event of Default, or (ii) if the closing sale price per share as reported by the NASDAQ National Market of the Pledged Shares multiplied by the number of Pledged Shares held by Agent is less than the outstanding principal balances of the Term Loans, or (iii) if Borrowers' combined Availability is less than $5,000,000 at any time that a Pledged Share Reserve has been established, and in the case of clause (ii) or clause (iii), Pledgor shall fail to pay the applicable short-fall to Agent for application to the Loans within one (1) Business Day after Agent's demand therefor (a "Pledge Default"), Agent is authorized and empowered to sell in one or more sales after at least ten (10) days' written notice to Pledgor of the time and place of any public sale (including a sale or sales through registered broker-dealers) or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral. Pledgor acknowledges and agrees that an Event of Default or a Pledge Default shall constitute a default under Section 9-504 of the UCC. Agent acknowledges and agrees that a Pledge Default shall not constitute an Event of Default. In connection with any sale thereof as set forth above, Agent may act with respect to the Pledged Collateral as though Agent was the outright owner thereof, and in furtherance thereof, Pledgor hereby irrevocably constitutes and appoints Agent as the proxy and attorney-in-fact of Pledgor, with full power of substitution to do so, which power of attorney shall remain in effect until the Secured Obligations are indefeasibly paid in full; PROVIDED, HOWEVER, Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at Agent's place of business, through a registered broker-dealer, or at any other place to be named in the notice of sale, either for cash or upon credit or for future delivery at commercially reasonable prices, and in the case of a sale upon the occurrence of an Event of Default, Agent may be the purchaser, for its benefit and the ratable benefit of Lenders, of the whole or any part of the Pledged Collateral. Each sale shall be made to the highest bidder, but Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may affected through a registered broker-dealer to the public under Rule 144 of the Act.

(c) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, Agent may, on one or more occasions and in its discretion, postpone any of said sales at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; PROVIDED, HOWEVER, that any sale or sales made after such postponement shall be after ten (10) days' written notice to Pledgor.

(d) In the event of any sales hereunder Agent shall, after deducting all costs or expenses of every kind (including attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the pay ment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing the Secured Obligations, returning the surplus, if any, to Pledgor.

(e) If, at any time when Agent shall determine to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act or salable pursuant to Rule 144 under the Act or any successor thereto (taking into account liquidity in the public market for Barnett common stock) Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as are commercially reasonable, but subject to the other requirements of this SECTION 7, and shall not be required to effect such registration or to cause the same to be effected or sell the Pledged Shares under Rule 144. Without limiting the generality of the foregoing, in any such event Agent in its discretion (x) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed (but shall not have been declared effective) under said Act (or similar statute), (y) may approach and negotiate with a single possible purchaser to effect such sale, and (z) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof in violation of the Act. In addition to a private sale as provided above in this
SECTION 7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute) at the time of any proposed sale pursuant to this SECTION 7, then Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about

Pledgor and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof in violation of the Act, and (iv) as to such other matters as Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with Title 11 of the United States Code and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

(f) Pledgor acknowledges that if the Pledged Shares cease to be eligible for sale under Rule 144 of the Act or if there is insufficient liquidity in the markets for shares of Barnett, Agent may sell the Pledged Shares in one or more private sales. Pledgor further acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if Pledgor would agree to do so.

(g) Pledgor agrees that following the occurrence and during the continuance of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Pledgor agrees that it will not interfere with any right, power and remedy of Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by Agent of any one or more of such rights, powers or remedies. No failure or delay on the part of Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon Pledgor by Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

(h) Pledgor further agrees that a breach of any of the covenants contained in SECTIONS 5, 6 and in this SECTION 7 will cause irreparable injury to Agent and Lenders, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in SECTIONS 5, 6 and in this SECTION 7 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable in accordance with the agreements and instruments governing and evidencing such obligations.

8. APPLICATION OF PROCEEDS. Any cash held by Agent as Pledged Collateral and all cash proceeds received by Agent in respect of any sale of, liquidation of, or other realization upon all or any part of the Pledged Collateral shall be applied by Agent solely to the Secured Obligations.

9. WAIVER. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. Neither a failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder or course of dealing between Pledgor and Agent or any Lender, shall impair such right, power or privilege or be construed to operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Pledgor.

10. ASSIGNMENT. This Agreement and all obligations of Pledgor hereunder shall be binding upon the successors and assigns of Pledgor and shall, together with the rights and remedies of Agent, for its benefit and the ratable benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to Agent, for its benefit and the ratable benefit of Lenders, hereunder. Pledgor may not assign, sell or otherwise transfer any interest in or obligation under this Agreement.

11. TERMINATION. Subject to SECTION 15, immediately following the payment in full of all outstanding Secured Obligations, Agent shall deliver to Pledgor the Pledged Collateral pledged by Pledgor at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof and all other documents reasonably requested by Pledgor to effectuate or evidence the release of the Pledged Collateral and, except as otherwise provided herein, all of Pledgor's obligations hereunder shall at such time terminate.

12. LIEN ABSOLUTE. All rights of Agent and Lenders hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of the Loan Agreement, the Term Notes, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Agreement, the Term Notes, any other Loan Document or any other agreement or instrument governing or evidencing any Secured Obligations;

(c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

(d) any provision of law or equity, which may be waived by Pledgor and which might otherwise constitute a defense available to, or a discharge of, Pledgor.

13. RELEASE. Pledgor consents and agrees that Agent and Lenders may at any time, or from time to time, in their discretion (a) renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Secured Obligations and (b) exchange, release and/or surrender all or any of the Pledged Collateral, or any part thereof, by whomsoever deposited, which is now or may hereafter be held by Agent in connection with all or any of the Secured Obligations; all in such manner and upon such terms as Agent and Lenders may deem proper, and without notice to or further assent from Pledgor, it being hereby agreed that Pledgor shall be and remain bound upon this Agreement, irrespective of the existence, value or condition of any of the Pledged Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Secured Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Loan Agreement, or any other agreement governing any Secured Obligations. Pledgor hereby waives notice of acceptance of this Agreement, and also presentment, demand, protest and notice of dishonor of any and all of the Secured Obligations, and promptness in commencing suit against any party hereto or liable hereon, and in giving any notice to or of making any claim or demand hereunder upon Pledgor. No act or omission of any kind on Agent's part shall in any event affect or impair this Agreement.

14. INDEMNIFICATION. Pledgor agrees to indemnify and hold Agent and each Lender harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other reasonable expenses incurred or arising by reason of the taking or the failure to take action by Agent, in good faith, in respect of any transaction effected under this Agreement or in connection with the Lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. Whether or not the transactions contemplated by this Agreement shall be consummated, Pledgor agrees to pay to, to the extent not paid by Borrowers under the Loan Agreement, Agent's reasonable out-of-pocket costs and expenses incurred by Agent in connection with this Agreement and reasonable fees, expenses and disbursements and the reasonable fees of Agent's agents or representatives, incurred in connection with the execution and delivery of this Agreement and the performance by Agent of the provisions of this Agreement and of any transactions effected in connection with this Agreement. The obligations of Pledgor under this SECTION 14 shall survive the termination of this Agreement.

15. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Pledgor for liquidation or reorganization, should Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

16. MISCELLANEOUS. (a) Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to advice of counsel concerning all matters pertaining to its duties hereunder.

(b) Pledgor agrees to promptly reimburse Agent for reasonable out-of-pocket expenses, including, without limitation, reasonable counsel fees, incurred by Agent in connection with the administration and enforcement of this Agreement.

(c) Neither Agent nor any Lender nor any of their respective officers, directors, partners, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

(d) IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

17. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement is to be read, construed and applied together with the Loan Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Pledgor with respect to the matters referred to herein and therein.

18. NOTICES. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in SECTION 11.10 of the Loan Agreement. For purposes of this SECTION 18, Pledgor's address shall be the following:

WAXMAN USA INC.
24460 Aurora Road
Bedford Heights, Ohio 44146
Attn: Chief Financial Officer
Telecopier No.: (216) 439-8678

19. POSSESSION OF PLEDGED COLLATERAL. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral in the physical possession of Agent pursuant hereto, neither Agent nor any Lender, nor any nominee of either Person shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it to Pledgor.

20. AGENT APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Agent as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Agent's discretion reasonably exercised in connection with the sale of the Pledged Collateral, to take any action and to execute any instrument that Agent deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Shares or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

21. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding among Pledgor and Agent and supersedes all prior oral and written agreements and understandings among Pledgor and Agent relating to the subject hereof.

22. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

23. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


WAXMAN USA INC.


By:_________________________________
Name:_______________________________
Title:______________________________

Accepted and Acknowledged by:

BANKAMERICA BUSINESS CREDIT, INC.
  as Agent


By:_________________________________
Name:_______________________________
Title:______________________________

SCHEDULE I



Attached to and forming a part of that certain Stock Pledge Agreement by Waxman USA Inc., as Pledgor, to BankAmerica Business Credit, Inc., as Agent, for its benefit and the ratable benefit of Lenders.






                                                   Stock          Number
                             Class of           Certificate         of
        Stock Issuer          Stock               Numbers         Shares
        ------------         --------           -----------       ------

        Barnett Inc.       common class              6            500,000
                          ($.01 par value)

SECURED GUARANTY
----------------

SECURED GUARANTY (as it may be amended, supplemented or otherwise modified from time to time, this "Guaranty") is dated as of June 28, 1996, by WAXMAN USA INC., a Delaware corporation ("Guarantor"), having its principal place of business and chief executive office at 24460 Aurora Road, Bedford Heights, Ohio 44146, in favor of BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("Agent"), for its benefit and the ratable benefit of the Lenders (as hereinafter defined).

WHEREAS, Guarantor is the legal and beneficial owner of all of the issued and outstanding capital stock of Waxman Consumer Products Group Inc., a Delaware corporation and WOC Inc., a Delaware corporation ("Borrowers"); and

WHEREAS, Agent and the Persons from time to time designated as lenders thereunder (the "Lenders") have entered into that certain Loan and Security Agreement dated as of June 28, 1996, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") with Borrowers; and

WHEREAS, Guarantor will derive substantial direct benefit and advantage from the financial accommodations to Borrowers set forth in the Loan Agreement, including, without limitation, the loans and advances made to Borrowers thereunder, and it will be to Guarantor's direct interest and economic benefit to assist Borrowers in procuring such financial accommodations from the Lenders; and

WHEREAS, a condition to Agent and the Lenders entering into the Loan Agreement is that Guarantor execute and deliver this Guaranty;

NOW, THEREFORE, for and in consideration of the premises and in order to induce Agent and the Lenders to enter into the Loan Agreement and the Lenders to make loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

SECTION 1. DEFINITIONS.


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


Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

"GUARANTEED OBLIGATIONS" means the principal amount of the Term Loans under the Loan Agreement and Term Notes issued pursuant thereto and all interest, fees, and expenses accrued or incurred with respect thereto, including a ratable share of expenses incurred with respect to the Loans generally.

"PLEDGED COLLATERAL" means the Pledged Collateral as such term is defined in that Stock Pledge Agreement of even date herewith between Guarantor and Agent, consisting primarily of 500,000 shares of the common stock of Barnett Inc.

SECTION 2. GUARANTY OF PAYMENT.

(a) Guarantor hereby absolutely and unconditionally guarantees the full and prompt payment to Agent, for its benefit and the ratable benefit of the Lenders, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all existing and future Guaranteed Obligations.

(b) Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above as well as any commitment to lend, extension of credit or other financial accommodation, whether heretofore or hereafter made by the Lenders to Borrowers; any extension, renewal or replacement of any of the Guaranteed Obligations; any forbearance with respect to any of the Guaranteed Obligations or otherwise; any purchase of Borrowers' assets by the Lenders; or any other valuable consideration.

(c) Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Guaranteed Obligations.

SECTION 3. COSTS AND EXPENSES.

Guarantor agrees to pay on demand, if not paid by Borrowers, all reasonable costs and reasonable expenses of every kind incurred by Agent or the Lenders:
(a) in enforcing this Guaranty, (b) in collecting any of the Guaranteed Obligations from Borrowers or Guarantor, (c) in realizing upon or protecting any collateral for payment of any of the Guaranteed Obligations, and (d) in defending any claims or litigation arising in connection with this Guaranty. "Costs and expenses" as used in the preceding


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


sentence shall include, without limitation, reasonable attorneys' fees incurred by Agent or any Lender in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the United States Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

SECTION 4. NATURE OF GUARANTY: CONTINUING, ABSOLUTE AND UNCONDITIONAL.

(a) This Guaranty is and is intended to be a continuing guaranty of payment of the Guaranteed Obligations, independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by Agent or the Lenders therefor or with respect thereto, whether or not furnished by Guarantor. The obligations of Guarantor to repay the Guaranteed Obligations hereunder shall be limited to the lesser of the amount of the Guaranteed Obligations or the value of the Pledged Collateral.

(b) Until the Guaranteed Obligations have been paid in full on the Termination Date, Guarantor shall have no right, claim or remedy of subrogation, reimbursement, contribution or any similar rights against Borrowers or any other guarantor with respect to the Guaranteed Obligations and hereby waives any right to enforce any remedy which Agent or any Lender now has or may hereafter have against Borrowers, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to Agent, on behalf of itself and the Lenders, to secure payment of the Guaranteed Obligations or any part thereof or any other liability of Borrowers to Agent or the Lenders. If any amount shall be paid to Guarantor on account of any payment made hereunder at any time prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Agent and the Lenders and shall forthwith be paid to Agent to be credited and applied, whether the Guaranteed Obligations are matured or unmatured, in accordance with the terms of the Loan Agreement. Guarantor authorizes Agent, on behalf of itself and the Lenders, to take any action or exercise any remedy with respect to any collateral which Agent, on behalf of itself and the Lenders, in its sole discretion shall determine subject to applicable law, without notice to Guarantor. Guarantor further agrees that any and all claims of Guarantor against Borrowers, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties, whether arising by reason of any payment by Guarantor to Agent, on behalf of itself and the Lenders, pursuant to the provisions hereof, or otherwise, including, without limitation, all Intercompany Accounts, shall


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



be subordinate and subject in right of payment to the prior payment, in full, of the Guaranteed Obligations. In the event Agent, on behalf of itself and the Lenders, in its sole discretion elects to give notice of any action with respect to the collateral securing the Guaranteed Obligations or any part thereof, ten
(10) days' written notice mailed to Guarantor by ordinary mail at the address set forth in Section 13 hereof shall be deemed reasonable notice of any matters contained in such notice. Guarantor consents and agrees that Agent, on behalf of itself and the Lenders, shall be under no obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Guaranteed Obligations.

(c) For the further security of Agent and the Lenders and without in any way diminishing the liability of Guarantor, all debts and liabilities, present or future of Borrowers to Guarantor and all monies received from Borrowers or for their account by Guarantor in respect thereof in violation of Section 9.15 of the Loan Agreement, shall be received in trust for Agent and the Lenders and forthwith upon receipt shall be paid over to Agent, for the benefit of itself and the Lenders, until all of such Guaranteed Obligations have been paid in full. This assignment and postponement is independent of and severable from this Guaranty and shall remain in full force and effect whether or not Guarantor is liable for any amount under this Guaranty.

(d) This Guaranty and Guarantor's obligations hereunder are absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by Guarantor to be the final, complete and exclusive expression of the guaranty agreement between Guarantor and Agent, on behalf of itself and the Lenders. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of Agent.

SECTION 5. CERTAIN RIGHTS AND OBLIGATIONS.

(a) Guarantor authorizes Agent and the Lenders, without notice, demand or any reservation of rights against Guarantor and without impairing or affecting the validity or enforceability of this Guaranty or Guarantor's obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Guaranteed Obligations or any part thereof or grant other indulgences to Borrowers or other Persons; (ii) to accept from any Person and hold collateral for the payment of the Guaranteed Obligations or any part thereof, and to modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive,


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


subordinate or surrender, with or without consideration, such collateral or any part thereof; (iii) to accept and hold any endorsement or guaranty of payment of the Guaranteed Obligations or any part thereof, and to discharge, release or substitute any such obligation of any such endorser or guarantor, or any Person who has given any security interest in any collateral as security for the payment of the Guaranteed Obligations or any part thereof, or any other Person in any way obligated to pay the Guaranteed Obligations or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such endorser, guarantor or Person; (iv) to dispose of any and all collateral securing the Guaranteed Obligations, subject to standards imposed by applicable law, and to direct the order of such disposition and the enforcement of any and all endorsements and guaranties relating to the Guaranteed Obligations or any part thereof as Agent or the Lenders, in their reasonable discretion may determine; (v) except as otherwise provided in the Loan Agreement, to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Guaranteed Obligations (whether principal, interest, fees, costs and expenses, or otherwise) including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations even though Agent and the Lenders might lawfully have elected to apply such payments to the Guaranteed Obligations or to amounts which are not covered by this Guaranty; and (vi) to take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as Agent or the Lenders, in their reasonable discretion, may deem appropriate and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of Guarantor as a guarantor or surety in whole or in part, and in no case shall Agent or the Lenders be responsible or shall Guarantor be released either in whole or in part for any act or omission in connection with Agent or the Lenders having sold any collateral at less than fair market value, subject to standards imposed by applicable law.

(b) If any default shall be made in the payment of any of the Guaranteed Obligations and any grace period has expired with respect thereto, Guarantor hereby agrees to pay the same in full subject to the limitations set forth in
Section 4: (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of Guarantor; (ii) without requiring presentment, protest or notice of nonpayment or notice of default to Guarantor, to Borrowers or to any other Person, except as


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


required by the Loan Documents; (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of Borrowers; (iv) without requiring Agent or the Lenders to resort first to Borrowers (this being a guaranty of payment and not of collection) or to any other guarantor or any other Person obligated with respect to the Guaranteed Obligations or any collateral which Agent or the Lenders may hold; (v) without requiring notice of acceptance hereof or assent hereto by Agent or the Lenders; and (vi) without requiring notice that any of the Guaranteed Obligations has been incurred, extended or continued or of the reliance by Agent or the Lenders upon this Guaranty; all of which Guarantor hereby waives.

(c) This Guaranty and Guarantor's obligation hereunder shall at all times be valid and enforceable and shall not be impaired or affected by any other agreements or circumstances of any nature whatsoever which otherwise constitute a defense to this Guaranty, including, without limitation, any of the following, all of which Guarantor hereby waives, to the extent permitted by law: (i) any failure or omission to perfect or continue the perfection of any security interest in or other lien on, or preserve rights to, any collateral securing payment of any of the Guaranteed Obligations or Guarantor's obligation hereunder; (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any such security interest or other lien or guaranty of the Guaranteed Obligations; (iii) any failure or omission to protect, preserve or insure any such collateral; (iv) failure of Guarantor to receive notice of any intended disposition of such collateral; (v) any defense arising by reason of the cessation from any cause whatsoever of liability of Borrowers including, without limitation, any failure, negligence or omission by Agent or the Lenders in enforcing their claims against Borrowers;
(vi) any waiver of any right, remedy or power or of any default with respect to the Guaranteed Obligations or any part thereof or any release, settlement or compromise of any obligation of Borrowers; (vii) the invalidity or unenforceability of any of the Guaranteed Obligations or the invalidity or unenforceability of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (viii) any change of ownership of Borrowers or the insolvency, bankruptcy or any other change in the legal status of Borrowers; (ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (x) the existence of any claim, setoff or other right which Guarantor may have at any time against Agent, any


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



Lender, Borrowers or any other guarantor in connection herewith or any unrelated transaction; (xi) the failure of Borrowers or Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty; (xii) Agent's election, on behalf of the Lenders, in any case instituted under chapter 11 of the United States Bankruptcy Code, of the application of section 1111(b)(2) of the United States Bankruptcy Code;
(xiii) any borrowing, use of cash collateral, or grant of a security interest by Borrowers, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (xiv) the disallowance of all or any portion of Agent's or any of the Lenders' claims for repayment of the Guaranteed Obligations under section 502 or 506 of the United States Bankruptcy Code; or (xv) any other fact or circumstance which might otherwise constitute grounds at law or in equity for the discharge or release of Guarantor from its obligations hereunder, all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this SUBSECTION 5(C). It is agreed that Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by Borrowers of the Guaranteed Obligations in the manner agreed upon between Agent and the Lenders and Borrowers.
(d) Credit may be granted or continued from time to time by Agent and the Lenders to Borrowers without notice to or authorization from Guarantor regardless of Borrowers' financial or other condition at the time of any such grant or continuation. Neither Agent nor any Lender shall have an obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrowers.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Guarantor represents and warrants that:

(a) EXISTENCE. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has been duly qualified to conduct business and is in good standing in each


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other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (ii) has the requisite corporate power and authority, as applicable, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and bylaws; and (v) is in compliance with all applicable provisions of law.

(b) AUTHORITY. Guarantor has full power, authority and legal right to enter into this Guaranty and the other Loan Documents to which Guarantor is a party. The execution, delivery and performance by Guarantor of this Guaranty and such other Loan Documents: (i) have been duly authorized by all necessary action on the part of Guarantor; (ii) are not in contravention of the terms of Guarantor's certificate of incorporation or bylaws or of any indenture, agreement or undertaking to which Guarantor is a party or by which Guarantor or any of its property is bound; (iii) do not and will not require any consent of, registration with or approval of any Governmental Authority or the consent of any other Person that has not been obtained or made, as applicable; (iv) do not and will not contravene any contractual or governmental restriction to which Guarantor or any of its property may be subject (excluding the Indentures, as to which no representation is made); and (v) do not and will not, except as contemplated herein, result in the imposition of any Lien upon any property of Guarantor under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Guarantor is a party or by which Guarantor or any of its property may be bound or affected. Guarantor has the full corporate authority to own or lease and operate its property and to conduct the business in which it is currently engaged and in which it proposes to engage.

(c) BINDING EFFECT. This Guaranty and all of the other Loan Documents to which Guarantor is a party have been duly executed and delivered by Guarantor, are the legal, valid and binding obligations of Guarantor and are enforceable against Guarantor in accordance with their terms.

(d) COMPLIANCE WITH LAWS AND REGULATIONS. The execution and delivery by Guarantor of this Guaranty and all of the other Loan Documents to which it is a party and the performance of


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Guarantor's obligations hereunder and thereunder are not in contravention of any order applicable to Guarantor or, to Guarantor's best knowledge, any laws, regulations or ordinances applicable to Guarantor. Guarantor and its Subsidiaries are in compliance with all applicable laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the property of Guarantor or any of its Subsidiaries.

(e) FULL DISCLOSURE. This Guaranty and the representations and warranties of Guarantor in any other Loan Document delivered or to be delivered by Guarantor, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

(f) SUBSIDIARIES. The Schedules attached to the Loan Agreement contain an accurate list of all of the existing Subsidiaries of Guarantor as of the date of this Guaranty, setting forth their respective jurisdictions of incorporation or organization and the percentage of their capital stock owned by Guarantor or other of its Subsidiaries.

(g) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Guaranty or any of the other Loan Documents to which Guarantor is a party shall survive the execution and delivery of this Guaranty and the termination hereof.


SECTION 7. COVENANTS

Guarantor covenants that until the Guaranteed Obligations are paid in full and the Commitments are terminated:

(a) Guarantor shall, and shall cause Borrowers to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under the Loan Agreement;

(b) Guarantor shall comply in all material respects with all federal, state, local and foreign laws and regulations applicable to it.


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(c) Guarantor will not (i) engage in any type of business activity other than its ownership of the capital stock of Borrowers, Barnett and its other Subsidiaries, (ii) pledge or encumber any of its assets except as collateral for Debt, the proceeds of which Debt are used to pay the Obligations or Notes outstanding under the Indentures or invested in Borrowers and used to acquire Inventory and/or Equipment, (iii) merge or consolidate with, acquire any assets, capital stock of or partnership interests in, or otherwise combine with any Person,(iv) amend its certificate of incorporation or bylaws in any manner which would adversely affect its obligation or ability to pay the Guaranteed Obligations, (v) sell, transfer, convey, assign or otherwise dispose of any of its assets (other than to the Borrowers), except that Guarantor may sell the capital stock of Barnett; provided that all proceeds of any such sale are applied to payment of the Obligations or Notes outstanding under the Indentures,
(vi) execute any agreements or contracts other than agreements and contracts permitted by the Loan Documents, (vii) change its Fiscal Year other than with the consent of Agent, which consent shall not be unreasonably withheld, (viii) amend, modify or agree to amend or modify any Indenture to which it is a party without Agent's consent if the effect of such amendment or modification is to:
(a) increase the interest rate on the debt issued under such Indenture; (b) change the dates upon which payments of principal or interest (other than the dates of semi-annual payments of interest) are due on the debt issues under such Indenture other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to the debt issued under such Indenture; (d) change the redemption or prepayment provisions of such Indenture other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of the debt issued under such Indenture; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights of the holder of the debt issued under such Indenture in a manner adverse to the Guarantor, any Borrower, Agent or any Lender, (ix) use payments of Intercompany Accounts or dividends received by it from Borrowers for any purpose other than the purposes set forth in
Section 9.15 of the Loan Agreement, which Section is incorporated herein by reference, and (x) accept or retain any loans, dividends or other payments of any kind from either Borrower in violation of the terms of the Loan Agreement.

(d) Guarantor shall not, nor shall Guarantor permit any of its Subsidiaries to, enter into any indenture, agreement,instrument


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or other arrangement which, (i) directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the obligations of Guarantor hereunder, or
(ii) contains any provisions which would be violated or breached by the performance by Guarantor of its obligations hereunder.

(e) Guarantor agrees to perform, comply with and be bound by all of the terms and conditions set forth in the Loan Agreement which relate to Guarantor including, without limitation, delivery of financial statements, with such terms and conditions being incorporated in this Guaranty by reference and shall cause Borrowers to comply with all covenants set forth in the Loan Agreement.

SECTION 8. TERMINATION.

This Guaranty shall remain in full force and effect until all of the Guaranteed Obligations shall be finally and irrevocably paid in full and the Commitments under the Loan Agreement shall have been terminated. Payment of all of the Guaranteed Obligations from time to time shall not operate as a discontinuance of this Guaranty. Guarantor further agrees that, to the extent that Borrowers make a payment or payments to Agent or any of the Lenders on the Guaranteed Obligations, or Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to Borrowers, its estate, trustee, receiver, debtor in possession or any other Person, including, without limitation, any guarantor, under any insolvency or bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment, return or repayment, the Guaranteed Obligations or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Agent's or the Lenders' rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

SECTION 9. GUARANTY OF PERFORMANCE.



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Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by Guarantor or Borrowers to Agent or the Lenders under or in connection with the Loan Agreement. Every provision for the benefit of Agent and the Lenders contained in this Guaranty shall apply to the guaranty of performance given in this SECTION 9.

SECTION 10. TAXES.

All payments hereunder shall be made free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature ("Taxes"), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by Guarantor. If for any reason, any such reduction is made or any Taxes are paid by Agent or the Lenders, Guarantor will pay to Agent, for its benefit and the benefit of the Lenders, such additional amounts as may be necessary to ensure that Agent and the Lenders receive the same net amount (after payment of all Taxes, if applicable) which they would have received had no reduction been made or Taxes paid.

SECTION 11. SECURITY.

The Guaranteed Obligations under this Guaranty are secured by the Pledged Collateral pledged to Agent pursuant to the Pledge Agreement of even date herewith between Guarantor and Agent.

SECTION 12. MISCELLANEOUS.

(a) In addition to and without limiting any other right, power or remedy of Agent or any Lender, whenever Agent or the Lenders have the right to declare any of the Guaranteed Obligations to be immediately due and payable (whether or not it has been so declared), the Lenders at their sole election without notice to Guarantor may appropriate and setoff against the Guaranteed Obligations: (i) any and all indebtedness or other monies due or to become due to Guarantor by Agent or the Lenders in any capacity; and (ii) any monies, credits or other property belonging to Guarantor (including all account balances, whether provisional or final and whether or not collected or available, but excluding Equity Proceeds) at any time held by or coming into the possession of Agent or any of the Lenders, or any affiliate of Agent or any of the Lenders, whether for deposit or otherwise, whether or not the Guaranteed Obligations or the obligation to pay such monies owed by Agent or the Lenders is then due, and Agent, on its behalf and on behalf of the Lenders, is hereby


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granted a security interest in and Lien upon such monies, credits and other property. Agent or the Lenders shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Agent's or the Lenders' records subsequent thereto.

(b) In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrowers, or otherwise, all such amounts shall nonetheless be payable by Guarantor forthwith upon demand by Agent, on its behalf and on behalf of the Lenders.

(c) No delay on the part of Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or any Lender of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered by Agent. The failure by Agent or any Lender at any time or times hereafter to require strict performance by Borrowers or Guarantor of any of the provisions, warranties, terms and conditions contained in any Loan Document or other promissory note, security agreement, agreement, indenture, guaranty, instrument or document now or at any time or times hereafter executed by Borrowers or Guarantor and delivered to Agent or any Lender shall not waive, affect or diminish any right of Agent or any Lender at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of Agent or any Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered by Agent and/or Lenders, as the case may be. No waiver by Agent or Lenders of any default shall operate as a waiver of any other default hereunder or the same default on a future occasion, and no action by Agent or Lenders permitted hereunder shall in any way affect or impair Agent's or the Lenders' rights, powers or remedies or the obligations of Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any of the Guaranteed Obligations owing by Borrowers to the Lenders shall be conclusive and binding on Guarantor. The rights and remedies of Agent and the Lenders hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

(d) This Guaranty shall bind Guarantor and the successors and assigns of Guarantor and shall inure to the benefit of Agent


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



and the Lenders and their successors and assigns. All references herein to Borrowers shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for Borrowers.

(e) Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

(f) Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) It is understood that while the amount of the Guaranteed Obligations is not limited, if, in any action or proceeding involving any state or federal bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action of Guarantor, the Lenders, Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

(h) This Guaranty sets forth the entire understanding and agreement of Guarantor and Agent with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(I) GUARANTOR AND AGENT HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY SHALL BE LITIGATED IN SUCH COURTS, AND GUARANTOR AND AGENT EACH WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OF FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND


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CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED
TO IT AT THE ADDRESS SET FORTH IN SECTION 13 HEREOF AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING CONTAINED IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO ENFORCE ITS LIENS AGAINST ASSETS LOCATED IN SUCH JURISDICTION.

(J) THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

SECTION 13. NOTICES.

Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 5:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two Business Days after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

Notices shall be addressed as follows:

(a) If to Guarantor:

Waxman USA Inc.
24460 Aurora Road
Bedford Heights, Ohio 44146
Attention: Chief Financial Officer
Telecopy: (214) 439-8678

with a copy to:

Scott Zimmerman
Shereff, Friedman, Hoffman & Goodman, LLP
919 Third Avenue
New York, New York 10022
Telecopy: (212) 758-9526


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



(b) If to Agent:

BankAmerica Business Credit, Inc.
Suite 3600
55 West Monroe Street
Chicago, Illinois 60603
Attention: Portfolio Administrator
Telecopy: (312) 553-7334

with a copy to:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attention: David G. Crumbaugh
Telecopy: (312) 558-5700


or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SECTION 13. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

SECTION 14. WAIVERS.

(A) GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

(B) IN THE EVENT OF A DEFAULT UNDER THE LOAN AGREEMENT, GUARANTOR HEREBY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OR THE LENDERS OF THEIR RIGHTS TO REPOSSESS ANY COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON ANY COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

(C) GUARANTOR AND AGENT ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF AGENT OR THE LENDERS.



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


IN WITNESS WHEREOF, this Guaranty has been executed as of the day first written above.


WAXMAN USA INC.


By:

Name:_____________________________

Title:____________________________






Accepted and Agreed:

BANKAMERICA BUSINESS CREDIT, INC.

By:______________________________

Title:___________________________




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
UNSECURED GUARANTY
------------------

UNSECURED GUARANTY (as it may be amended, supplemented or otherwise modified from time to time, this "Guaranty") is dated as of June 28, 1996, by WAXMAN USA INC., a Delaware corporation ("Guarantor"), having its principal place of business and chief executive office at 24460 Aurora Road, Bedford Heights, Ohio 44146, in favor of BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation ("Agent"), for its benefit and the ratable benefit of the Lenders (as hereinafter defined).

WHEREAS, Guarantor is the legal and beneficial owner of all of the issued and outstanding capital stock of Waxman Consumer Products Group Inc., a Delaware corporation, and WOC Inc., a Delaware corporation ("Borrowers"); and

WHEREAS, Agent and the Persons from time to time designated as lenders thereunder (the "Lenders") have entered into that certain Loan and Security Agreement dated as of June 28, 1996, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") with Borrowers; and

WHEREAS, Guarantor will derive substantial direct benefit and advantage from the financial accommodations to Borrowers set forth in the Loan Agreement, including, without limitation, the loans and advances made to Borrowers thereunder, and it will be to Guarantor's direct interest and economic benefit to assist Borrowers in procuring such financial accommodations from the Lenders; and

WHEREAS, a condition to Agent and the Lenders entering into the Loan Agreement is that Guarantor execute and deliver this Guaranty;

NOW, THEREFORE, for and in consideration of the premises and in order to induce Agent and the Lenders to enter into the Loan Agreement and the Lenders to make loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

SECTION 1. DEFINITIONS.

Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

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



"GUARANTEED OBLIGATIONS" means all of the Obligations of Borrowers under the Loan Agreement excluding the principal interest, fees and expenses with respect to the Term Loans to the extent secured by the Pledged Collateral.

"PLEDGED COLLATERAL" means the Pledged Collateral as such term is defined in that Stock Pledge Agreement of even date herewith between Guarantor and Agent, consisting primarily of 500,000 shares of the common stock of Barnett Inc.

SECTION 2. GUARANTY OF PAYMENT.

(a) Guarantor hereby absolutely and unconditionally guarantees the full and prompt payment to Agent, for its benefit and the ratable benefit of the Lenders, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all existing and future Guaranteed Obligations.

(b) Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above as well as any commitment to lend, extension of credit or other financial accommodation, whether heretofore or hereafter made by the Lenders to Borrowers; any extension, renewal or replacement of any of the Guaranteed Obligations; any forbearance with respect to any of the Guaranteed Obligations or otherwise; any purchase of Borrowers' assets by the Lenders; or any other valuable consideration.

(c) Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Guaranteed Obligations.

SECTION 3. COSTS AND EXPENSES.

Guarantor agrees to pay on demand, if not paid by Borrowers, all reasonable costs and reasonable expenses of every kind incurred by Agent or the Lenders:
(a) in enforcing this Guaranty, (b) in collecting any of the Guaranteed Obligations from Borrowers or Guarantor, (c) in realizing upon or protecting any collateral for payment of any of the Guaranteed Obligations and (d) in defending any claims or litigation arising in connection with this Guaranty. "Costs and expenses" as used in the preceding sentence shall include, without limitation, reasonable attorneys' fees incurred by Agent or any Lender in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the


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


United States Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

SECTION 4. NATURE OF GUARANTY: CONTINUING, ABSOLUTE AND UNCONDITIONAL.

(a) This Guaranty is and is intended to be a continuing guaranty of payment of the Guaranteed Obligations, independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by Agent or the Lenders therefor or with respect thereto, whether or not furnished by Guarantor.

(b) Until the Guaranteed Obligations have been paid in full on the Termination Date, Guarantor shall have no right, claim or remedy of subrogation, reimbursement, contribution or any similar rights against Borrowers or any other guarantor with respect to the Guaranteed Obligations and hereby waives any right to enforce any remedy which Agent or any Lender now has or may hereafter have against Borrowers, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, and Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to Agent, on behalf of itself and the Lenders, to secure payment of the Guaranteed Obligations or any part thereof or any other liability of Borrowers to Agent or the Lenders. If any amount shall be paid to Guarantor on account of any payment made hereunder at any time prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of Agent and the Lenders and shall forthwith be paid to Agent to be credited and applied, whether the Guaranteed Obligations are matured or unmatured, in accordance with the terms of the Loan Agreement. Guarantor authorizes Agent, on behalf of itself and the Lenders, to take any action or exercise any remedy with respect to any collateral which Agent, on behalf of itself and the Lenders, in its sole discretion shall determine, subject to applicable law, without notice to Guarantor. Guarantor further agrees that any and all claims of Guarantor against Borrowers, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties, whether arising by reason of any payment by Guarantor to Agent, on behalf of itself and the Lenders, pursuant to the provisions hereof, or otherwise, including, without limitation, all Intercompany Accounts, shall be subordinate and subject in right of payment to the prior payment, in full, of the Guaranteed Obligations. In the event Agent, on behalf of itself and the Lenders, in its sole discretion elects to give notice of any action with respect to the collateral securing the Guaranteed Obligations or any part thereof, ten (10) days' written notice mailed to Guarantor by


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


ordinary mail at the address set forth in Section 13 hereof shall be deemed reasonable notice of any matters contained in such notice. Guarantor consents and agrees that Agent, on behalf of itself and the Lenders, shall be under no obligation to marshall any assets in favor of Guarantor or against or in payment of any or all of the Guaranteed Obligations.

(c) For the further security of Agent and the Lenders and without in any way diminishing the liability of Guarantor, all debts and liabilities, present or future of Borrowers to Guarantor and all monies received from Borrowers or for their account by Guarantor in respect thereof in violation of Section 9.15 of the Loan Agreement, shall be received in trust for Agent and the Lenders and forthwith upon receipt shall be paid over to Agent, for the benefit of itself and the Lenders, until all of such Guaranteed Obligations have been paid in full. This assignment and postponement is independent of and severable from this Guaranty and shall remain in full force and effect whether or not Guarantor is liable for any amount under this Guaranty.

(d) This Guaranty and Guarantor's obligations hereunder are absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by Guarantor to be the final, complete and exclusive expression of the guaranty agreement between Guarantor and Agent, on behalf of itself and the Lenders. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of Agent.

SECTION 5. CERTAIN RIGHTS AND OBLIGATIONS.

(a) Guarantor authorizes Agent and the Lenders, without notice, demand or any reservation of rights against Guarantor and without impairing or affecting the validity or enforceability of this Guaranty or Guarantor's obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Guaranteed Obligations or any part thereof or grant other indulgences to Borrowers or other Persons; (ii) to accept from any Person and hold collateral for the payment of the Guaranteed Obligations or any part thereof, and to modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof; (iii) to accept and hold any endorsement or guaranty of payment of the Guaranteed Obligations or any part thereof, and to discharge, release or substitute any such obligation of any such endorser or guarantor, or any Person


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who has given any security interest in any collateral as security for the payment of the Guaranteed Obligations or any part thereof, or any other Person in any way obligated to pay the Guaranteed Obligations or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such endorser, guarantor or Person; (iv) to dispose of any and all collateral securing the Guaranteed Obligations, subject to standards imposed by applicable law, and to direct the order of such disposition and the enforcement of any and all endorsements and guaranties relating to the Guaranteed Obligations or any part thereof as Agent or the Lenders, in their reasonable discretion may determine; (v) except as otherwise provided in the Loan Agreement, to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Guaranteed Obligations (whether principal, interest, fees, costs and expenses, or otherwise) including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations even though Agent and the Lenders might lawfully have elected to apply such payments to the Guaranteed Obligations or to amounts which are not covered by this Guaranty; and (vi) to take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as Agent or the Lenders, in their reasonable discretion, may deem appropriate and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of Guarantor as a guarantor or surety in whole or in part, and in no case shall Agent or the Lenders be responsible or shall Guarantor be released either in whole or in part for any act or omission in connection with Agent or the Lenders having sold any collateral at less than fair market value, subject to standards imposed by applicable law.

(b) If any default shall be made in the payment of any of the Guaranteed Obligations and any grace period has expired with respect thereto, Guarantor hereby agrees to pay the same in full: (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of Guarantor; (ii) without requiring presentment, protest or notice of nonpayment or notice of default to Guarantor, to Borrowers or to any other Person, except as required by the Loan Documents; (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of Borrowers; (iv) without requiring Agent or the Lenders to resort first to Borrowers (this being a guaranty of payment and not of collection) or to any other guarantor or any other Person


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obligated with respect to the Guaranteed Obligations or any collateral which
Agent or the Lenders may hold; (v) without requiring notice of acceptance hereof or assent hereto by Agent or the Lenders; and (vi) without requiring notice that any of the Guaranteed Obligations has been incurred, extended or continued or of the reliance by Agent or the Lenders upon this Guaranty; all of which Guarantor hereby waives.

(c) This Guaranty and Guarantor's obligation hereunder shall at all times be valid and enforceable and shall not be impaired or affected by any other agreements or circumstances of any nature whatsoever which otherwise constitute a defense to this Guaranty, including, without limitation, any of the following, all of which Guarantor hereby waives, to the extent permitted by law: (i) any failure or omission to perfect or continue the perfection of any security interest in or other lien on, or preserve rights to, any collateral securing payment of any of the Guaranteed Obligations or Guarantor's obligation hereunder; (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any such security interest or other lien or guaranty of the Guaranteed Obligations; (iii) any failure or omission to protect, preserve or insure any such collateral; (iv) failure of Guarantor to receive notice of any intended disposition of such collateral; (v) any defense arising by reason of the cessation from any cause whatsoever of liability of Borrowers including, without limitation, any failure, negligence or omission by Agent or the Lenders in enforcing their claims against Borrowers;
(vi) any waiver of any right, remedy or power or of any default with respect to the Guaranteed Obligations or any part thereof or any release, settlement or compromise of any obligation of Borrowers; (vii) the invalidity or unenforceability of any of the Guaranteed Obligations or the invalidity or unenforceability of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof; (viii) any change of ownership of Borrowers or the insolvency, bankruptcy or any other change in the legal status of Borrowers; (ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranteed Obligations; (x) the existence of any claim, setoff or other right which Guarantor may have at any time against Agent, any Lender, Borrowers or any other guarantor in connection herewith or any unrelated transaction; (xi) the failure of Borrowers or Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranteed Obligations or this Guaranty, or to take any other


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action required in connection with the performance of all obligations pursuant to the Guaranteed Obligations or this Guaranty; (xii) Agent's election, on behalf of the Lenders, in any case instituted under chapter 11 of the United States Bankruptcy Code, of the application of section 1111(b)(2) of the United States Bankruptcy Code; (xiii) any borrowing, use of cash collateral, or grant of a security interest by Borrowers, as debtor in possession, under section 363 or 364 of the United States Bankruptcy Code; (xiv) the disallowance of all or any portion of Agent's or any of the Lenders' claims for repayment of the Guaranteed Obligations under section 502 or 506 of the United States Bankruptcy Code; or (xv) any other fact or circumstance which might otherwise constitute grounds at law or in equity for the discharge or release of Guarantor from its obligations hereunder, all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this SUBSECTION 5(C). It is agreed that Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranteed Obligations or any part thereof and that Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by Borrowers of the Guaranteed Obligations in the manner agreed upon between Agent and the Lenders and Borrowers.

(d) Credit may be granted or continued from time to time by Agent and the Lenders to Borrowers without notice to or authorization from Guarantor regardless of Borrowers' financial or other condition at the time of any such grant or continuation. Neither Agent nor any Lender shall have an obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrowers.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

Guarantor represents and warrants that:

(a) EXISTENCE. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (ii) has the requisite corporate power and authority, as applicable, and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates


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under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and bylaws; and (v) is in compliance with all applicable provisions of law.

(b) AUTHORITY. Guarantor has full power, authority and legal right to enter into this Guaranty and the other Loan Documents to which Guarantor is a party. The execution, delivery and performance by Guarantor of this Guaranty and such other Loan Documents: (i) have been duly authorized by all necessary action on the part of Guarantor; (ii) are not in contravention of the terms of Guarantor's certificate of incorporation or bylaws; (iii) do not and will not require any consent of, registration with or approval of any Governmental Authority or the consent of any other Person that has not been obtained or made, as applicable;
(iv) do not and will not contravene any contractual or governmental restriction to which Guarantor or any of its property may be subject (excluding the Indentures, as to which no representation is made); and (v) do not and will not, except as contemplated herein, result in the imposition of any Lien upon any property of Guarantor under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which Guarantor is a party or by which Guarantor or any of its property may be bound or affected. Guarantor has the full corporate authority to own or lease and operate its property and to conduct the business in which it is currently engaged and in which it proposes to engage.

(c) DUE AUTHORIZATION. This Guaranty has been duly authorized, executed and delivered by Guarantor.

(d) COMPLIANCE WITH LAWS AND REGULATIONS. The execution and delivery by Guarantor of this Guaranty and all of the other Loan Documents to which it is a party and the performance of Guarantor's obligations hereunder and thereunder are not in contravention of any order applicable to Guarantor or, to Guarantor's best knowledge, any laws, regulations or ordinances applicable to Guarantor. Guarantor and its Subsidiaries are in compliance with all applicable laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the property of Guarantor or any of its Subsidiaries.


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(e) FULL DISCLOSURE. This Guaranty and the representations and warranties of
Guarantor in any other Loan Document delivered or to be delivered by Guarantor, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading.

(f) SUBSIDIARIES. The Schedules attached to the Loan Agreement contain an accurate list of all of the existing Subsidiaries of Guarantor as of the date of this Guaranty, setting forth their respective jurisdictions of incorporation or organization and the percentage of their capital stock owned by Guarantor or other of its Subsidiaries.

(g) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Guaranty or any of the other Loan Documents to which Guarantor is a party shall survive the execution and delivery of this Guaranty and the termination hereof.


SECTION 7. COVENANTS

Guarantor covenants that until the Guaranteed Obligations are paid in full and the Commitments are terminated:

(a) Guarantor shall, and shall cause Borrowers to: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises and (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder or under the Loan Agreement;

(b) Guarantor shall comply in all material respects with all federal, state, local and foreign laws and regulations applicable to it.

(c) Guarantor will not (i) engage in any type of business activity other than its ownership of the capital stock of Borrowers, Barnett, and its other Subsidiaries, (ii) pledge or encumber any of its assets except as collateral for Debt, the proceeds of which Debt are used to pay the Obligations or Notes outstanding under the Indebtures, (iii) merge or consolidate with, acquire any assets, capital stock of or partnership interests in, or otherwise combine with any Person,(iv) amend its certificate of incorporation or bylaws in any manner which would adversely affect its obligation or ability to pay the Guaranteed


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Obligations, (v) sell, transfer, convey, assign or otherwise dispose of any of its assets, except that Guarantor may sell the capital stock of Barnett; provided that all proceeds of any such sale are applied to payment of the Obligations or Notes outstanding under the Indentures, (vi) execute any agreements or contracts other than agreements and contracts permitted by the Loan Documents, (vii) change its Fiscal Year other than with the consent of Agent, which consent shall not be unreasonably withheld, (viii) amend, modify or agree to amend or modify any Indenture to which it is a party without Agent's consent if the effect of such amendment or modification is to: (a) increase the interest rate on the debt issued under such Indenture; (b) change the dates upon which payments of principal or interest (other than the dates of semi-annual payments of interest) are due on the debt issues under such Indenture other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to the debt issued under such Indenture; (d) change the redemption or prepayment provisions of such Indenture other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of the debt issued under such Indenture; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights of the holder of the debt issued under such Indenture in a manner adverse to the Guarantor, any Borrower, Agent or any Lender, (ix) use payments of Intercompany Accounts or dividends received by it from Borrowers for any purpose other than the purposes set forth in Section 9.15 of the Loan Agreement, which Section is incorporated herein by reference, and (x) accept or retain any loans, dividends or other payments of any kind from either Borrower in violation of the terms of the Loan Agreement.

(d) Guarantor shall not, nor shall Guarantor permit any of its Subsidiaries to, enter into any indenture, agreement, instrument or other arrangement which, (i) directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the obligations of Guarantor hereunder, or (ii) contains any provisions which would be violated or breached by the performance by Guarantor of its obligations hereunder.

(e) Guarantor agrees to perform, comply with and be bound by all of the terms and conditions set forth in the Loan Agreement which relate to Guarantor including, without limitation, delivery of financial statements, with such terms and conditions being incorporated in this Guaranty by reference and shall cause

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Borrowers to comply with all covenants set forth in the Loan Agreement.

SECTION 8. TERMINATION.

This Guaranty shall remain in full force and effect until all of the Guaranteed Obligations shall be finally and irrevocably paid in full and the Commitments under the Loan Agreement shall have been terminated. Payment of all of the Guaranteed Obligations from time to time shall not operate as a discontinuance of this Guaranty. Guarantor further agrees that, to the extent that Borrowers make a payment or payments to Agent or any of the Lenders on the Guaranteed Obligations, or Agent or the Lenders receive any proceeds of collateral securing the Guaranteed Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to Borrowers, its estate, trustee, receiver, debtor in possession or any other Person, including, without limitation, any guarantor, under any insolvency or bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment, return or repayment, the Guaranteed Obligations or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Agent's or the Lenders' rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

SECTION 9. GUARANTY OF PERFORMANCE.

Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by Guarantor or Borrowers to Agent or the Lenders under or in connection with the Loan Agreement. Every provision for the benefit of Agent and the Lenders contained in this Guaranty shall apply to the guaranty of performance given in this SECTION 9.

SECTION 10. TAXES.

All payments hereunder shall be made free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any


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nature ("Taxes"), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by Guarantor. If for any reason, any such reduction is made or any Taxes are paid by Agent or the Lenders, Guarantor will pay to Agent, for its benefit and the benefit of the Lenders, such additional amounts as may be necessary to ensure that Agent and the Lenders receive the same net amount (after payment of all Taxes, if applicable) which they would have received had no reduction been made or Taxes paid.

SECTION 11. SECURITY.

The Guaranteed Obligations under this Guaranty are unsecured.

SECTION 12. MISCELLANEOUS.

(a) In addition to and without limiting any other right, power or remedy of Agent or any Lender, whenever Agent or the Lenders have the right to declare any of the Guaranteed Obligations to be immediately due and payable (whether or not it has been so declared), the Lenders at their sole election without notice to Guarantor may appropriate and setoff against the Guaranteed Obligations: (i) any and all indebtedness or other monies due or to become due to Guarantor by Agent or the Lenders in any capacity; and (ii) any monies, credits or other property belonging to Guarantor (including all account balances, whether provisional or final and whether or not collected or available, but excluding Equity Proceeds) at any time held by or coming into the possession of Agent or any of the Lenders, or any affiliate of Agent or any of the Lenders, whether for deposit or otherwise, whether or not the Guaranteed Obligations or the obligation to pay such monies owed by Agent or the Lenders is then due, and Agent, on its behalf and on behalf of the Lenders, is hereby granted a security interest in and Lien upon such monies, credits and other property. Agent or the Lenders shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Agent's or the Lenders' records subsequent thereto.

(b) In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrowers, or otherwise, all such amounts shall nonetheless be payable by Guarantor forthwith upon demand by Agent, on its behalf and on behalf of the Lenders.

(c) No delay on the part of Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by Agent or any Lender of any


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right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered by Agent. The failure by Agent or any Lender at any time or times hereafter to require strict performance by Borrowers or Guarantor of any of the provisions, warranties, terms and conditions contained in any Loan Document or other promissory note, security agreement, agreement, indenture, guaranty, instrument or document now or at any time or times hereafter executed by Borrowers or Guarantor and delivered to Agent or any Lender shall not waive, affect or diminish any right of Agent or any Lender at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of Agent or any Lender, its agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered by Agent and/or Lenders, as the case may be. No waiver by Agent or Lenders of any default shall operate as a waiver of any other default hereunder or the same default on a future occasion, and no action by Agent or Lenders permitted hereunder shall in any way affect or impair Agent's or the Lenders' rights, powers or remedies or the obligations of Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any of the Guaranteed Obligations owing by Borrowers to the Lenders shall be conclusive and binding on Guarantor. The rights and remedies of Agent and the Lenders hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

(d) This Guaranty shall bind Guarantor and the successors and assigns of Guarantor and shall inure to the benefit of Agent and the Lenders and their successors and assigns. All references herein to Borrowers shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for Borrowers.

(e) Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

(f) Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or


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unenforceability without invalidating the remainder of such provision or the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g) It is understood that while the amount of the Guaranteed Obligations is not limited, if, in any action or proceeding involving any state or federal bankruptcy, insolvency or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action of Guarantor, the Lenders, Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

(h) This Guaranty sets forth the entire understanding and agreement of Guarantor and Agent with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(I) GUARANTOR AND AGENT HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY OR THE OTHER LOAN DOCUMENTS TO WHICH THE GUARANTOR IS A PARTY SHALL BE LITIGATED IN SUCH COURTS, AND GUARANTOR AND AGENT EACH WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OF FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SECTION 13 HEREOF AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING CONTAINED IN THIS
SECTION 12 SHALL AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO ENFORCE ITS LIENS AGAINST ASSETS LOCATED IN SUCH JURISDICTION.

(J) THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

SECTION 13. NOTICES.


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Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 5:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two
Business Days after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

Notices shall be addressed as follows:

(a) If to Guarantor:

Waxman USA Inc.
24460 Aurora Road
Bedford Heights, Ohio 44146
Attention: Chief Financial Officer
Telecopy: (214) 439-8678

with a copy to:

Scott Zimmerman
Shereff, Friedman, Hoffman & Goodman, LLP
919 Third Avenue
New York, New York 10022
Telecopy: (212) 758-9526

(b) If to Agent:

BankAmerica Business Credit, Inc.
Suite 3600
55 West Monroe Street
Chicago, Illinois 60603
Attention: Portfolio Administrator
Telecopy: (312) 553-7334

with a copy to:

Winston & Strawn
35 West Wacker Drive
Chicago, Illinois 60601
Attention: David G. Crumbaugh


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



Telecopy: (312) 558-5700


or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this SECTION 13. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

SECTION 14. WAIVERS.

(A) GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

(B) IN THE EVENT OF A DEFAULT UNDER THE LOAN AGREEMENT, GUARANTOR HEREBY WAIVES TO THE EXTENT PERMITTED BY LAW ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY AGENT OR THE LENDERS OF THEIR RIGHTS TO REPOSSESS ANY COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON ANY COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

(C) GUARANTOR AND AGENT ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ADMINISTRATIVE AGENT OR THE LENDERS.



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IN WITNESS WHEREOF, this Guaranty has been executed as of the day first written above.


WAXMAN USA INC.


By:

Name:_____________________________

Title:____________________________





Accepted and Agreed:

BANKAMERICA BUSINESS CREDIT, INC.

By:_____________________________

Title:__________________________





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